UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material under §240.14a-12
Portland General Electric Company
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)
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Portland General Electric

Proxy Statement

2014 Annual Meeting of Shareholders

March 28, 2014

To our shareholders:

On behalf of the Board of Directors, we are pleased to invite you to Portland General Electric Company’s 2014 Annual Meeting of Shareholders. The meeting will be held at 10:00 a.m. Pacific Time on Wednesday, May 7, 2014, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon.
Details of the business we plan to conduct at the meeting are included in the attached Notice of Annual Meeting of Shareholders and proxy statement. Only holders of record of PGE common stock at the close of business on March 3, 2014 are entitled to vote at the meeting.
Your vote is very important. Regardless of the number of shares you own, we encourage you to participate in the affairs of the company by voting your shares at this year’s annual meeting. Even if you plan to attend the meeting, it is a good idea to vote your shares before the meeting.
We hope you will find it possible to attend this year’s annual meeting, and thank you for your interest in PGE and your participation in this important annual process.
Cordially,

Jack E. Davis Chairman of the Board	James J. Piro President and Chief Executive Officer

Table of Contents

Notice of Annual Meeting of Shareholders	1	Compensation Discussion and Analysis	30
Proxy Statement Summary	2	Executive Summary	30
Questions and Answers about the Annual Meeting	5	Roles and Responsibilities	32
Security Ownership of Certain Beneficial Owners, Directors and Executive Officers	9	Compensation Market Comparisons	33
Section 16(a) Beneficial Ownership Reporting Compliance	10	Elements of Compensation	34
Executive Officers	10	Base Salaries	34
Corporate Governance	12	Annual Cash Incentive Awards	35
Board of Directors	12	Long-Term Equity Awards	35
Non-Employee Director Compensation	14	Other Benefits	38
Director Independence	15	Stock Ownership Policy	38
Board Committees	16	Equity Grant Practices	39
Policies on Business Ethics and Conduct	18	Tax Considerations	39
Certain Relationships and Related Person Transactions	18	Compensation Consultant	39
Compensation Committee Interlocks and Insider Participation	19	Executive Compensation Tables	40
Audit Committee Report	20	2013 Summary Compensation Table	40
Principal Accountant Fees and Services	20	2013 Grants of Plan-Based Awards	42
Pre-Approval Policy for Independent Auditor Services	21	Outstanding Equity Awards at 2013 Fiscal Year-End	48
Proposal 1: Election of Directors	22	Stock Units Vested	49
Proposal 2: Non-Binding, Advisory Vote on Approval of Compensation of Named Executive Officers	25	2013 Pension Benefits	49
Proposal 3: Management Proposal to Adopt Majority Voting in Uncontested Director Elections	26	2013 Nonqualified Deferred Compensation	50
Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm	28	Termination and Change in Control Benefits	51
Equity Compensation Plans	29	Additional Information	55
Compensation and Human Resources Committee Report	29	Shareholder Proposals for the 2015 Annual Meeting of Shareholders	55
		Communications with the Board of Directors	55

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 7, 2014
To our shareholders:
The 2014 Annual Meeting of Shareholders of Portland General Electric Company will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon 97204, at 10:00 a.m. Pacific Time on Wednesday, May 7, 2014.
The meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1.	To elect directors named in the proxy statement for the coming year;

2.	To approve in a non-binding vote the compensation of the company's named executive officers;

3.	To approve an amendment to the Company’s articles of incorporation to implement majority voting in uncontested director elections;

4.	To ratify the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2014; and

5.	To transact any other business that may properly come before the meeting and any adjournment or postponement of the meeting.
As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.
The close of business on March 3, 2014 has been fixed as the record date for determining shareholders entitled to vote at the annual meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.
Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the Internet, by mail or by telephone by following the instructions provided in the proxy statement. Submitting a proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting you may vote in person, even if you have previously submitted a proxy.
You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of PGE a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

BY ORDER OF THE BOARD OF DIRECTORS

Marc S. Bocci
Corporate Secretary
March 28, 2014

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.

Annual Meeting of Shareholders

Date and Time:        May 7, 2014, 10:00 a.m. Pacific Time
Place:            Conference Center Auditorium
Two World Trade Center
25 SW Salmon Street
Portland, Oregon 97204
Record Date:        March 3, 2014

Voting Matters and Board Voting Recommendations

Proposals                                    Recommendation
Election of Directors                                “FOR” EACH NOMINEE
Advisory Vote on Executive Compensation                        “FOR”
Amendment to Articles of Incorporation to Implement                     “FOR”
Majority Voting in Uncontested Director Elections
Ratification of Appointment of Auditors                        “FOR”

Director Nominees

Name	Age	Director Since
John W. Ballantine	68	2004
Rodney L. Brown, Jr.	57	2007
Jack E. Davis, Chairman	67	2012
David A. Dietzler	70	2006
Kirby A. Dyess	67	2009
Mark B. Ganz	53	2006
Kathryn J. Jackson (1)	56	2014
Neil J. Nelson	55	2006
M. Lee Pelton	63	2006
James J. Piro	61	2009
Charles W. Shivery	68	2014

(1) Ms. Jackson’s appointment to the board will be effective as of April 26, 2014.

Advisory Vote on Executive Compensation

We are asking shareholders to approve, on an advisory basis, our named executive officer compensation. The Board of Directors recommends a “FOR” vote because it believes that our compensation policies and practices help us achieve our goals of rewarding strong and sustained financial and operating performance and leadership excellence and aligning our executives' long-term interests with those of our stakeholders.

Below are some of the key features of our executive compensation program that we believe help enable the company to achieve its performance goals:

•	A significant percentage of compensation at risk.

•	Incentive pay based on quantifiable company measures.

•	Balanced focus on financial results and operations.

•	Internal pay equity.

•	Stock ownership guidelines that align executives’ interests with those of shareholders.

•	An independent compensation consultant that reports directly to the Compensation and Human Resources Committee.

•	Low burn rate (the rate at which equity incentive awards are made).

•	No significant perquisites.

•	No tax gross-ups.

These features are reflected in the 2013 compensation of our named executive officers, which is summarized in the table below. This table should be read in conjunction with the additional information on our executive compensation program included in the Compensation Discussion and Analysis section of this proxy statement.
Executive Compensation Table

Name and Principal Position	Year	Salary	Stock Award	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Totals
James J. Piro	2013	$744,450	$1,075,477	$366,588	$42,026	$126,015	$2,354,556
President and Chief Executive Officer	2012	702,366	821,977	474,001	200,148	129,994	2,328,486
	2011	634,573	624,986	528,878	160,439	16,487	1,965,363
James F. Lobdell	2013	318,491	243,986	95,299	25,181	40,880	723,837
Senior Vice President, Finance, Chief Financial Officer and Treasurer	2012	295,958	195,981	131,624	198,466	41,954	863,983
	2011	278,816	151,244	114,833	137,542	15,104	697,539
Maria M. Pope	2013	438,641	377,989	133,288	18,110	65,788	1,033,816
Senior Vice President, Power Supply and Operations, and Resource Strategy	2012	443,227	335,978	205,206	41,643	94,601	1,120,655
	2011	434,455	290,483	245,913	26,551	16,586	1,013,988
J. Jeffrey Dudley	2013	343,217	263,977	93,210	78,073	45,246	823,723
Vice President, General Counsel and Corporate Compliance Officer	2012	322,628	216,990	135,176	212,347	47,730	934,871
	2011	295,404	173,977	152,153	188,481	15,054	825,069
Stephen M. Quennoz	2013	309,521	206,487	74,199	24,597	39,962	654,766
Vice President Nuclear and Power Supply/Generation	2012	299,535	199,478	131,342	168,891	41,291	840,537
	2011	282,945	151,244	145,884	159,236	12,852	752,161

Amendment to Articles of Incorporation to Implement Majority Voting in Uncontested Director Elections

We are asking our shareholders to approve an amendment to the articles of incorporation that would implement majority voting in uncontested director elections. The board recognizes that many public companies in recent years have eliminated plurality voting in favor of majority voting for uncontested director elections, and has taken into account the views of certain of our institutional shareholders who believe that majority voting enhances director accountability and corporate governance.

Ratification of Appointment of Auditors
We are asking our shareholders to ratify the selection of Deloitte & Touche LLP (“Deloitte”) as our independent auditor for 2014. Set forth below is a summary of information with respect to Deloitte's fees for services provided in 2013 and 2012.

	2013	2012
Audit Fees	$1,548,440	$1,337,966
Audit-Related Fees	78,418	216,299
Tax Fees	—	—
All Other Fees	4,000	9,480
Total	$1,630,858	$1,563,745

Important Dates for 2015 Annual Meeting of Shareholders
We plan to hold our 2015 Annual Meeting of Shareholders on May 6, 2015. Shareholder proposals submitted for inclusion in our 2015 proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by us by November 28, 2014. Shareholder proposals to be brought before the 2015 Annual Meeting of Shareholders outside of Rule 14a-8 must be received by us by January 7, 2015.

Proxy Statement
This proxy statement is being furnished to you by the Board of Directors of Portland General Electric Company (“PGE” or the “company”) to solicit your proxy to vote your shares at our 2014 Annual Meeting of Shareholders. The meeting will be held at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, Oregon at 10:00 a.m. Pacific Time on Wednesday, May 7, 2014. This proxy statement and the enclosed proxy card and 2013 Annual Report are being mailed to shareholders, or made available electronically, on or about March 28, 2014.

Questions and Answers about the Annual Meeting
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials on the Internet instead of mailing printed copies of those materials to each shareholder. By doing so, we hope to save costs and reduce the environmental impact of our annual meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials at no charge. Instructions on how to access the proxy materials on the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice of Internet Availability.
Why am I receiving these materials?
The Board of Directors has made these materials available to you on the Internet, or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the board’s solicitation of proxies for use at our 2014 Annual Meeting of Shareholders. You are invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement.
What is included in these materials?
These materials include:
Our proxy statement for the annual meeting; and
Our 2013 Annual Report to Shareholders, which includes our audited consolidated financial statements.
If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2014 annual meeting.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability provides you with instructions regarding how to:
View our proxy materials for the annual meeting on the Internet; and
Instruct us to send our future proxy materials to you electronically by email.
Who is entitled to vote at the annual meeting?
Holders of PGE common stock as of the close of business on the record date, March 3, 2014, may vote at the annual meeting, either in person or by proxy. As of the close of business on March 3, 2014, there were 78,174,686 shares of PGE common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the annual meeting.
What matters will be voted on at the annual meeting?
There are four matters scheduled for a vote at the annual meeting:

1.	The election of directors;

2.	An advisory, non-binding vote to approve the compensation of the company's named executive officers;

3.	The approval of an amendment to the articles of incorporation to implement majority voting in uncontested director elections; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2014.
What are the board’s voting recommendations?
The board recommends that you vote your shares in the following manner:
“FOR” the election of each of the company’s nominees for director;
“FOR” the approval of the compensation of the company’s named executive officers;
“FOR” the approval of an amendment to the articles of incorporation to implement majority voting in uncontested director elections; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2014.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or AST, you are considered the “shareholder of record” with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting.
How can I vote my shares before the annual meeting?
If you hold shares in your own name as a shareholder of record, you may vote before the annual meeting online by following the instructions contained in the Notice of Internet Availability. If you request printed copies of the proxy materials by mail, you may also vote by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage-paid envelope.
If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares.
Even if you plan to attend the annual meeting, we recommend that you vote before the meeting as described above so that your vote will be counted if you later decide not to attend the meeting. Submitting a proxy or voting by telephone or through the Internet will not affect your right to attend the annual meeting and vote in person.
How will my shares be voted if I give my proxy but do not specify how my shares should be voted?
If your shares are held in your own name as a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, your shares will be voted as follows:
“FOR” the election of each of the company's nominees for director;
“FOR” the approval of the compensation of the company's named executive officers;
“FOR” the approval of an amendment to the articles of incorporation to implement majority voting in uncontested director elections; and
“FOR” the ratification of the appointment of Deloitte & Touche LLP as the company's independent registered public accounting firm for fiscal year 2014.
If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?
New York Stock Exchange rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain routine matters. Your broker has discretionary authority under the New York Stock Exchange rules to vote your shares on the ratification of the appointment of the independent registered public accounting firm. However, unless you provide voting instructions to your broker, your broker does not have authority to vote your shares with respect to the election of directors, the approval of the compensation of the company’s named executive officers and the approval of an amendment to the articles of incorporation to implement majority voting in uncontested director elections. As a result, we strongly encourage you to submit your proxy and exercise your right to vote as a shareholder.

Could other matters be decided at the annual meeting?
As of the date of this proxy statement, we are unaware of any matters, other than those set forth in the Notice of Annual Meeting of Shareholders, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote those shares for which proxies have been given or otherwise act on such matters in accordance with their judgment.
Can I vote in person at the annual meeting?
Yes. If you hold shares in your own name as a shareholder of record, you may come to the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot. If you are the beneficial owner of shares held in street name, you must first obtain a legal proxy from your broker, bank or other nominee giving you the right to vote those shares and submit that proxy along with a properly completed ballot at the meeting.
What do I need to bring to be admitted to the annual meeting?
All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 3, 2014.
How can I change or revoke my vote?
If you hold shares in your own name as a shareholder of record, you may change your vote or revoke your proxy at any time before voting begins by:
Notifying our Corporate Secretary in writing that you are revoking your proxy;
Delivering another duly signed proxy that is dated after the proxy you wish to revoke; or
Attending the annual meeting and voting in person by properly completing and submitting a ballot. (Attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting.)
Any written notice of revocation, or later dated proxy, should be delivered to:
Portland General Electric Company
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204
Attention: Marc S. Bocci, Corporate Secretary
Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.
If you are the beneficial owner of shares held in street name and wish to change your vote with respect to those shares, please check with your broker, bank or other nominee and follow the procedures your broker, bank or other nominee provides you.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required
Election of directors	Plurality
Advisory vote on approval of the compensation of the company’s named executive officers	Votes in Favor Exceed Votes Against
Approval of amendment to the articles of incorporation to implement majority voting in uncontested director elections	Votes in Favor Exceed Votes Against
Ratification of appointment of Deloitte & Touche LLP	Votes in Favor Exceed Votes Against
The election of directors by a “plurality” of the votes cast at the meeting means that the nominees receiving the largest number of votes cast will be elected as directors up to the maximum number of directors to be elected at the meeting. With respect to the advisory vote to approve the compensation of the company’s named executive officers, if there is any significant vote against this item we will consider the concerns of our shareholders and evaluate whether any actions are necessary to address those concerns.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?
The presence at the annual meeting, in person or by proxy, of a majority of the shares issued and outstanding and entitled to vote as of March 3, 2014 is required to constitute a “quorum.” The existence of a quorum is necessary in order to take action on the matters scheduled for a vote at the annual meeting. If you vote online or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” (each of which are explained below) also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the chairman of the meeting, or the shareholders by a vote of the holders of a majority of shares present in person or represented by proxy, may, without further notice to any shareholder (unless a new record date is set), adjourn the meeting to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.
What is an “abstention” and how would it affect the vote?
An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Abstentions are counted as present for purposes of determining a quorum. However, an abstention with respect to a matter submitted to a vote of shareholders will not be counted for or against the matter. Consequently, an abstention with respect to any of the proposals at the annual meeting will not affect the outcome of the vote.
What is a “broker non-vote” and how would it affect the vote?
A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Brokers will have discretionary voting power to vote shares for which no voting instructions have been provided by the beneficial owner with respect to the ratification of the appointment of the independent registered public accounting firm, but not with respect to the other proposals. Accordingly, there might be broker non-votes with respect to the election of directors, the advisory vote to approve the compensation of the company’s named executive officers and the approval of an amendment to the articles of incorporation to implement majority voting in uncontested director elections. A broker non-vote will have the same effect as an abstention and, therefore, will not affect the outcome of the vote with respect to any of the proposals at the annual meeting.
Who will conduct the proxy solicitation and how much will it cost?
The company is soliciting your proxy for the annual meeting and will pay all the costs of the proxy solicitation process. We have engaged Broadridge Financial Solutions, Inc. to assist in the distribution of proxy materials, and we will pay their reasonable out-of-pocket expenses for those services. Our directors, officers and employees may communicate with shareholders by telephone, facsimile, email or personal contact to solicit proxies. These individuals will not be specifically compensated for doing so. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials to the beneficial owners of PGE common stock.
Who will count the votes?
Broadridge Financial Solutions, Inc. will tabulate the votes cast by mail, Internet, or telephone. Nora E. Arkonovich, our Assistant Secretary, will tabulate any votes cast at the annual meeting and will act as inspector of election to certify the results.
If you have any questions about voting your shares or attending the annual meeting, please call our Investor Relations Department at (503) 464-7395.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers
On March 3, 2014 there were 78,174,686 shares of PGE common stock outstanding. The following table sets forth, as of that date unless otherwise specified, the beneficial ownership of PGE common stock of (1) known beneficial owners of more than 5% of the outstanding shares of PGE common stock, (2) each director or nominee for director, (3) each of our “named executive officers” listed in the Summary Compensation Table, and (4) our executive officers and directors as a group. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his, her or its name, except as otherwise noted.

Name and Address of Benefical Owner	Amount and Nature of Ownership	Percent of Class
5% or Greater Holders
The Vanguard Group, Inc.(1)	5,343,607	6.84%
100 Vanguard Blvd.
Malvern, PA 19355
Massachusetts Financial Services Company(2)	4,713,970	6.00%
111 Huntington Avenue
Boston, MA 02199
BlackRock, Inc.(3)	4,460,187	5.70%
40 East 52nd Street
New York, NY 10022
Non-Employee Directors
John W. Ballantine	12,241(4)	*
Rodney L. Brown, Jr.	11,565(4)	*
Jack E. Davis	3,730(4)	*
David A. Dietzler	12,241(4)	*
Kirby A. Dyess	8,607(4)	*
Mark B. Ganz	12,241(4)(5)	*
Kathryn J. Jackson (6)	—	*
Neil J. Nelson	11,841(4)(5)	*
M. Lee Pelton	12,241(4)	*
Charles W. Shivery (7)	—	*
Named Executive Officers
James J. Piro	82,270	*
James F. Lobdell	19,941	*
Maria M. Pope	29,219(5)	*
J. Jeffrey Dudley	23,921	*
Stephen M. Quennoz	24,510	*
All of the above officers and directors and other executive officers as a group (22 persons)	336,106	*

*	Percentage is less than 1% of PGE common stock outstanding.

(1)	As reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2014, reporting information as of December 31, 2013

(2)	As reported on Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014, reporting information as of December 31, 2013

(3)
As reported on Schedule 13G/A filed with the Securities and Exchange Commission on January 30, 2014, reporting information as of December 31, 2013. The Schedule 13G/A indicates that the shares are held by 11 separate entities and that none of these entities beneficially own 5% or more of the outstanding PGE common stock.

(4)
Includes 427 shares of common stock that will be issued on March 31, 2014 upon the vesting of restricted stock units granted under the Portland General Electric Company 2006 Stock Incentive Plan. Restricted stock units do not have voting or investment power until the units vest and the underlying common stock is issued.

(5)	Shares are held jointly with the individual's spouse, who shares voting and investment power.

(6)	Ms. Jackson was appointed to the Board of Directors with an effective date of April 26, 2014.

(7)	Mr. Shivery was appointed to the Board of Directors with an effective date of February 20, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance
The rules of the Securities and Exchange Commission require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers and persons who beneficially own more than 10% of our common stock. To the best of our knowledge, all of the filings required by Section 16(a) of the Securities Exchange Act of 1934 for our directors and executive officers and persons who beneficially own more than 10% of our common stock were made on a timely basis in 2013.

Executive Officers[1]

James J. Piro President and Chief Executive Officer, age 61.

Appointed President and Co-Chief Executive Officer on January 1, 2009 and appointed President and Chief Executive Officer on March 1, 2009. Served as Executive Vice President, Chief Financial Officer and Treasurer from July 2002 to December 2008. Served as Senior Vice President Finance, Chief Financial Officer and Treasurer from May 2001 until July 2002. Served as Vice President, Chief Financial Officer and Treasurer from November 2000 until May 2001. Served as Vice President, Business Development from February 1998 until November 2000.

James F. Lobdell Senior Vice President, Finance, Chief Financial Officer and Treasurer, age 55.

Appointed to current position on March 1, 2013. Served as Vice President, Power Operations and Resource Strategy from August 2, 2004 until appointed to current position. Served as Vice President, Power Operations from September 2002 until August 2, 2004. Served as Vice President, Risk Management Reporting, Controls and Credit from May 2001 until September 2002.

William O. Nicholson Senior Vice President, Customer Service, Transmission and Distribution, age 55.

Appointed to current position on April 18, 2011. Served as Vice President, Distribution Operations from August 2009 until appointed to current position. Served as Vice President, Customers and Economic Development from May 2007 until August 2009. Served as General Manager, Distribution Western Region from April 2004 until May 2007. Served as General Manager, Distribution Line Operations and Services from February 2002 until April 2004.

Maria M. Pope Senior Vice President, Power Supply and Operations, and Resource Strategy, age 49.

Appointed to current position on March 1, 2013. Served as Senior Vice President, Finance, Chief Financial Officer and Treasurer from January 1, 2009 until appointed to current position. Previously served as a director of the company from January 2006 to December 2008. Served as Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company based in Wilsonville, Oregon, from July 2007 to December 2008. Prior to joining Mentor Graphics, served as Vice President and General Manager, Wood Products Division of Pope & Talbot, Inc., a pulp and wood products company, from December 2003 to April 2007. Pope & Talbot, Inc. filed a voluntary petition under Chapter 11 of the federal bankruptcy laws on November 19, 2007.

Arleen N. Barnett Vice President, Human Resources, Diversity and Inclusion, and Administration, age 62.

Appointed to current position on August 2, 2004. Served as Vice President, Human Resources and Information Technology and as Corporate Compliance Officer from May 2001 until appointed to current position.

O. Bruce Carpenter Vice President, Distribution, age 63.

Appointed to current position on August 1, 2009. Served as General Manager, Revenue Operations from January 2004 until appointed to current position.

Carol A. Dillin Vice President, Customer Strategies and Business Development, age 56.

Appointed to current position on August 1, 2009. Served as Vice President, Public Policy from February 2004 until appointed to current position.

J. Jeffrey Dudley Vice President, General Counsel and Corporate Compliance Officer, age 65.

Appointed to current position on August 10, 2007. Served as Associate General Counsel from May 2001 until appointed to current position and was the lead regulatory attorney on state and federal matters.

Campbell A. Henderson Vice President, Information Technology and Chief Information Officer, age 60.

Appointed to current position on August 1, 2006. Served as Chief Information Officer and General Manager, Information Technology from August 2005 until appointed to current position.

Stephen M. Quennoz Vice President, Nuclear and Power Supply/Generation, age 66.

Appointed to current position on July 25, 2002. Served as Vice President, Generation from January 2001 until appointed to current position.

W. David Robertson Vice President, Public Policy, age 46.

Appointed to current position on August 1, 2009. Served as Director of Government Affairs from June 2004 until appointed to current position.

Kristin A. Stathis Vice President, Customer Service Operations, age 50.

Appointed to current position on June 1, 2011. Served as general manager of Revenue Operations from August 2009 until May 2011. Served as assistant treasurer and manager of Corporate Finance from October 2005 until July 2009. Served as general manager of Power Supply Risk Management from August 2003 until September 2005.

(1)    Officers of PGE are appointed by the Board of Directors and serve at the pleasure of the Board of Directors.

Corporate Governance

Our Board of Directors has implemented a corporate governance program, including the adoption of charters for our Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee and Finance Committee; Corporate Governance Guidelines (including Categorical Standards for Determination of Director Independence); a Process for Handling Communications to the Board of Directors and Board Committees; a Code of Business Ethics and Conduct; and a Code of Ethics for Chief Executive and Senior Financial Officers. These documents are published under the “Investors -Corporate Governance” section of our website at www.portlandgeneral.com and are available in print to shareholders, without charge, upon request to Portland General Electric Company at its principal executive offices at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary.
Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Members of the board are kept informed of our business by consulting with our Chief Executive Officer and other officers and senior management, by reviewing and approving capital and operating plans and budgets and other materials provided to them, by visiting our offices and plants and by participating in meetings of the board and its committees.
During 2013, the Board of Directors met five times. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which the director served, during 2013 or the period in 2013 for which the director served, except that Mr. McNeill attended 70% of such meetings. Under our Corporate Governance Guidelines, the non-management directors must meet in executive session without management at least quarterly. The Chairman of the board (or if the Chairman is not an independent director, the lead independent director) presides over these executive sessions. The non-management directors met in executive session four times in 2013, generally at the end of each regular quarterly board meeting. In the event that the non-management directors include directors who are not independent under the NYSE listing standards, our Corporate Governance Guidelines require the independent directors to meet separately in executive session at least once a year. Throughout 2013, all of our non-management directors were independent under the NYSE listing standards. Accordingly, no separate meetings of the independent directors were required in 2013.
It is our policy that directors are expected to attend the annual meeting of shareholders. A director who is unable to attend the annual meeting of shareholders (which it is understood may occur on occasion) is expected to notify the Chairman of the board. At the time of the 2013 annual meeting of shareholders, we had 10 directors. All 10 of our directors attended the 2013 annual meeting of shareholders.
In 2013, we lost the services of two members of our board. Corbin A. McNeill, Jr. retired as a director effective on October 31, 2013. Mr. McNeill served as a director and as Chairman of the board since 2004. In June 2013, we were saddened by the news that Robert T.F. Reid passed away. Mr. Reid served as a director and as Chairman of the Compensation and Human Resources Committee since 2006. The board wishes to acknowledge the dedication and valuable contributions of Mr. McNeill and Mr. Reid during their tenures as directors. They will be greatly missed by their colleagues on the board, as well as by everyone at PGE who had the privilege of working with them.
Board Leadership Structure
We separate the roles of Chief Executive Officer and Chairman of the board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting the strategic direction for the company and the day-to-day leadership and performance of the company. The Chairman of the board provides leadership to the board in exercising its role of providing advice to, and independent oversight of, management. The Chairman of the board also provides leadership in defining the board’s structure and activities in the fulfillment of its responsibilities, provides guidance to the Chief Executive Officer, sets the board meeting agendas with board and management input, and presides over meetings of the Board of Directors and meetings of shareholders. The board recognizes the significant time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment. The board also recognizes the significant commitment that is required from the Chairman, particularly as the board’s oversight responsibilities continue to grow. While our bylaws and Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, the board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance. Jack E. Davis, our current Chairman, is an independent director as defined in the NYSE listing standards and the company’s Categorical Standards for Determination of Director Independence.
Board Oversight of Risk
Management is responsible for the day-to-day management of risks the company faces, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. The board’s role in the company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the company, including operational, financial, legal, regulatory and strategic risks. These reports help the board understand the company’s risk identification, risk management and risk mitigation strategies and processes.
While the board has ultimate responsibility for oversight of the risk management process, various committees of the board assist the board in fulfilling its oversight responsibilities for certain areas of risk. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements and reviews quarterly reports from the company’s Corporate Compliance Committee. In addition, the Audit Committee discusses guidelines and policies governing the process by which the company assesses and manages its exposure to risk and discusses the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Compensation and Human Resources Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from the company’s compensation policies and programs. The Nominating and Corporate Governance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for directors, and corporate governance. The Finance Committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with the company’s power operations, capital projects, finance activities, credit and liquidity.
Selection of Candidates for Board Membership
The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the board for election as directors. The committee seeks candidates with the qualifications and areas of expertise that will enhance the composition of the board. The committee does not have a formal policy with respect to the consideration of diversity in identifying director nominees, but believes it is important that the board represent a diversity of backgrounds, experience, gender and race. The committee considers a number of criteria in selecting nominees, including:

•	Demonstration of significant accomplishment in the nominee's field;

•	Ability to make a meaningful contribution to the board's oversight of the business and affairs of the company;

•	Reputation for honesty and ethical conduct in the nominee's personal and professional activities;

•	Relevant background and knowledge in the utility industry;

•	Experience and skills in areas important to the operation of the company; and
•Business judgment, time availability, including the number of other boards of public companies on which a nominee serves, and potential conflicts of interest.
The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders. In considering candidates recommended by shareholders, the committee will take into consideration the needs of the board and the qualifications of the candidate. To have a candidate considered by the Nominating and Corporate Governance Committee, a shareholder must submit the recommendation in writing and must include the following information:

•	The shareholder’s name and evidence of ownership of PGE common stock, including the number of shares owned and the length of time of ownership; and

•
The candidate’s name, resume or listing of qualifications to be a director and consent to be named as a director if selected by the Nominating and Corporate Governance Committee and nominated by the board.

The shareholder recommendation and information described above must be sent to the Chairman of the Nominating and Corporate Governance Committee, in care of our Corporate Secretary, at Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204.
The Nominating and Corporate Governance Committee retains an outside search firm to assist the committee members in identifying and evaluating potential nominees for the board. The committee also identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who might be available to serve on the board, especially business and civic leaders in the communities in our service area. As described above, the committee will also consider candidates recommended by shareholders.
Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the committee may collect and review publicly available information to assess whether the person should be considered further. If the committee determines that the person warrants further consideration, the committee chair or another member of the committee will contact the person. Generally, if the person expresses a willingness to be a candidate and to serve on the board, the Nominating and Corporate Governance Committee may request information from the candidate, review the candidate’s accomplishments and qualifications and compare them to the accomplishments and qualifications of any other candidates that the committee might be considering. The committee may also choose to conduct one or more interviews with the candidate. In certain instances, committee members may contact references provided by the candidate or may contact other members of the business community or other persons who may have greater first-hand knowledge of the candidate’s accomplishments. The committee’s evaluation process does not vary based on whether a candidate is recommended by a shareholder.
Non-Employee Director Compensation

The following table describes the compensation earned by persons who served as non-employee directors during any part of 2013.
2013 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Awards (2)	All Other Compensation(3)	Total
John W. Ballantine	$79,500	$54,981	$1,206	$135,687
Rodney L. Brown, Jr.	72,000	54,981	2,775(4)	129,756
Jack E. Davis	85,750	54,981	1,193	141,924
David A. Dietzler	87,000	54,981	2,800(4)	144,781
Kirby A. Dyess	66,813	54,981	1,206	123,000
Mark B. Ganz	66,000	54,981	1,206	122,187
Corbin A. McNeill, Jr.	123,000	54,981(5)	971	178,952
Neil J. Nelson	72,000	54,981	2,775(4)	129,756
M. Lee Pelton	86,500	54,981	1,206	142,687
Robert T. F. Reid	34,625	54,981(6)	618	90,224

(1)	Amounts in this column include cash retainers, meeting fees and chair fees.

(2)
These amounts represent the grant date fair value of restricted stock unit grants made in 2013, the terms of which are discussed below in the section entitled “Restricted Stock Unit Grants.” For all directors elected at our 2013 annual meeting of shareholders, the annual equity grants (with a grant date fair value of $54,981) were made on May 21, 2013 in respect of services to be performed during the ensuing 12-month period.

(3)
This column includes amounts earned in respect of dividend equivalent rights under restricted stock unit awards. See the discussion below under “Restricted Stock Unit Grants.” The value of the dividend equivalent rights was not incorporated into the “Stock Awards” column.

(4)	These amounts also include imputed taxable income relating to the attendance of spouses at the annual board retreat.

(5)	As a result of Mr. McNeill’s retirement on October 31, 2013, 50 percent of these shares were forfeited pursuant to the terms of the grant.

(6)	As a result of Mr. Reid’s passing away in June 2013, 75 percent of these shares were forfeited pursuant to the terms of the grant.

Current Compensation Arrangements for Non-Employee Directors
The following table describes the current compensation arrangements with our non-employee directors:

Annual Cash Retainer Fees
Annual Cash Retainer Fee for Directors	$30,000
Additional Annual Cash Retainer Fee for Chairman of the Board	75,000
Additional Annual Cash Retainer Fee for Audit Committee Chair	15,000
Additional Annual Cash Retainer Fee for Compensation and Human Resources Committee Chair	11,250
Additional Annual Cash Retainer Fee for Other Committee Chairs	7,500
Board and Committee Meeting Fees
Attendance in person	3,000
Telephone attendance	1,000
Value of Annual Grant of Restricted Stock Units	55,000
The annual cash retainers and board and committee meeting fees are paid quarterly in arrears. We will also reimburse certain expenses related to the directors’ service on the board, including expenses in connection with attendance at board and committee meetings.
Restricted Stock Unit Grants
Each of our non-employee directors receives an annual grant of restricted stock units. The number of restricted stock units each director receives is determined by dividing $55,000 by the closing price of PGE common stock on the date of grant. These grants are typically made on or around the date of our annual meeting of shareholders.
Each restricted stock unit represents the right to receive one share of common stock at a future date. Provided that the director remains a member of the board, the restricted stock units will vest over a one-year vesting period in equal installments on the last day of each calendar quarter and will be settled exclusively in shares of common stock. Restricted stock units do not have voting rights with respect to the underlying common stock until the units vest and the common stock is issued.
Each director also was granted one dividend equivalent right with respect to each restricted stock unit. Each dividend equivalent right represents the right to receive an amount equal to the dividends that are paid on one share of common stock and that have a record date between the grant date and vesting date of the related restricted stock unit. The dividend equivalent rights will be settled exclusively in cash on the date that the related dividends are paid to holders of common stock.
The grants of restricted stock units and dividend equivalent rights were made pursuant to the terms of the Portland General Electric Company 2006 Stock Incentive Plan. The grants are subject to the terms and conditions of the plan and agreements between PGE and each director.
Stock Ownership Requirement for Non-Employee Directors
Our Corporate Governance Guidelines require each non-employee director to own shares of PGE common stock with a value equal to at least three times the value of the annual equity grant to non-employee directors. Non-employee directors must meet this requirement by the later of (i) March 31, 2015 or (ii) five years following the first annual meeting at which they are elected. Our stock ownership policy for executive officers is described on pages 38 to 39 of this proxy statement.
Outside Directors’ Deferred Compensation Plan
The company maintains the Portland General Electric Company 2006 Outside Directors’ Deferred Compensation Plan to provide directors with the opportunity to defer payment of compensation for their board service. Directors may defer fees and retainers, as well as any other form of cash remuneration. Deferral elections must be made no later than December 15 of the taxable year preceding the year in which the compensation is earned. Deferrals accumulate in an account that earns interest at a rate that is one-half a percentage point higher than the Moody’s Average Corporate Bond rate. Benefit payments under the plan may be made in a lump sum or in monthly installments over a maximum of 180 months.
Director Independence

For a director to be considered independent under the NYSE corporate governance listing standards, the Board of Directors must affirmatively determine that the director does not have any direct or indirect material relationship with the company, including any of the relationships specifically proscribed by the NYSE independence standards. The board considers all relevant facts and circumstances in making its independence determinations. Only independent directors may serve on our Audit Committee, Compensation and Human Resources Committee, and Nominating and Corporate Governance Committee.
In addition to complying with NYSE independence standards, our Board of Directors has adopted a formal set of categorical standards with respect to the determination of director independence. Under our Categorical Standards for Determination of Director Independence, a director must be determined to have no material relationship with the company other than as a director. These standards specify the criteria by which the independence of our directors will be determined, including guidelines for directors and their immediate families with respect to past employment or affiliation with the company, its customers or its independent registered public accounting firm. The standards also restrict commercial and not-for-profit relationships with the company, and prohibit Audit Committee members from having any accounting, consulting, legal, investment banking or financial advisory relationships with the company. Directors may not be given personal loans or extensions of credit by the company, and all directors are required to deal at arm’s length with the company and its subsidiaries, and to disclose any circumstance that may result in the director no longer being considered independent. The full text of our Categorical Standards for Determination of Director Independence is published as an addendum to our Corporate Governance Guidelines, which are available under the “Investors - Corporate Governance” section of our website at www.portlandgeneral.com.
During its review of director independence, the board considered whether there were any transactions or relationships between the company and any director or any member of his or her immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The board also considered whether there were charitable contributions to not-for-profit organizations for which a director or an immediate family member of a director serves as a board member or executive officer. In addition, the board considered that in the ordinary course of our business we provide electricity to some directors and entities with which they are affiliated on the same terms and conditions as provided to other customers of the company.
As a result of this review, the board affirmatively determined, with the advice of counsel, that the following directors nominated for election at the annual meeting are independent under the NYSE listing standards and our independence standards: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Kathryn J.

Jackson, Neil J. Nelson, M. Lee Pelton and Charles W. Shivery. The Board previously determined that Corbin A. McNeill, Jr. and Robert T.F. Reid were independent during the portions of 2013 for which they served as directors.
The board determined that James J. Piro is not independent because of his employment as the company’s President and Chief Executive Officer.
Board Committees

The Board of Directors has four standing committees: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation and Human Resources Committee and the Finance Committee. Current copies of the charters for each of these committees are available under the “Investors - Corporate Governance” section of our website at www.portlandgeneral.com. The Board of Directors has determined that each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation and Human Resources Committee is comprised solely of independent directors in accordance with the NYSE listing standards.
The table below provides membership information for each of the committees as of March 28, 2014, except as otherwise noted.

Name	Audit Committee	Nominating and Corporate Governance Committee	Compensation and Human Resources Committee	Finance Committee
John W. Ballantine			✓	Chair
Rodney L. Brown, Jr.	✓	✓
Jack E. Davis		✓
David A. Dietzler	Chair	✓
Kirby A. Dyess	✓		Chair
Mark B. Ganz			✓	✓
Kathryn J. Jackson (1)			✓	✓
Neil J. Nelson	✓		✓
M. Lee Pelton		Chair		✓
Charles W. Shivery	✓			✓

(1)	Ms. Jackson has been appointed to the Finance Committee and the Compensation and Human Resources Committee effective as of April 26, 2014.
Audit Committee
The Audit Committee met five times in 2013. Under the terms of its charter, the Audit Committee must meet at least once each quarter. The committee regularly meets separately with management, our internal auditor and our independent registered public accounting firm. The responsibilities of the committee include:
•Retaining our independent registered public accounting firm;
•Evaluating the qualifications, independence and performance of our independent registered public accounting firm;
•Overseeing matters involving accounting, auditing, financial reporting and internal control functions, including the integrity of our financial statements and internal controls;
•Approving audit and permissible non-audit service engagements to be undertaken by our independent registered public accounting firm through the pre-approval policies and procedures adopted by the committee;
•Reviewing the performance of our internal audit function;

•
Reviewing the company’s annual and quarterly financial statements and the company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Forms 10-K and 10-Q and recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K; and

•Discussing the guidelines and policies governing the process by which we assess and manage our exposure to risk.

The committee has the authority to secure independent expert advice to the extent the committee determines it to be appropriate, including retaining independent counsel, accountants, consultants or others, to assist the committee in fulfilling its duties and responsibilities.
The Board of Directors has determined that Mr. Dietzler is an “audit committee financial expert” as that term is defined under rules of the Securities and Exchange Commission.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee met six times in 2013. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:
•Identifying and recommending to the board individuals qualified to serve as directors and on committees of the board;
•Advising the board with respect to board and committee composition and procedures;

•	Developing and recommending to the board a set of corporate governance guidelines and reviewing such guidelines at least annually;

•	Either as a committee, or together with the full board, reviewing the succession plans for the Chief Executive Officer and senior officers; and
•Overseeing the self-evaluation of the board and coordinating the evaluations of the board committees.
The committee may retain search firms to identify director candidates, and has the sole authority to approve the search firm’s fees and other retention terms. The committee also may retain independent counsel or other consultants or advisers as it deems necessary to assist in its duties to the company.
Compensation and Human Resources Committee
The Compensation and Human Resources Committee met six times in 2013. Under the terms of its charter, the committee must meet at least two times annually. The responsibilities of the committee include:

•
Together with the other independent directors, evaluating annually the performance of the Chief Executive Officer in light of the goals and objectives of our executive compensation plans, both generally and with respect to approved performance goals;

•
Evaluating annually the performance of the other executive officers in light of the goals and objectives applicable to such executive officers, which may include requesting that the Chief Executive Officer provide performance evaluations for such executive officers and recommendations with respect to the compensation of such executive officers (including long-term incentive compensation);

•
Either as a committee or, if directed by the board, together with the other independent directors, determining and approving the compensation of the Chief Executive Officer and the other executive officers in light of the evaluation of the officers’ performance;

•	Reviewing and approving, or recommending approval of, perquisites and other personal benefits to our executive officers;

•	Reviewing and recommending the appropriate level of compensation for board and committee service by non-employee members of the board;

•	Reviewing our executive compensation plans and programs annually and approving or recommending to the board new compensation plans and programs or amendments to existing plans and programs; and

•	Reviewing and approving any severance or termination arrangements to be made with any executive officer.
Under its charter, the committee has authority to retain compensation consultants to assist the committee in carrying out its responsibilities, including sole authority to approve the consultants’ fees and other retention terms. The committee has engaged Frederic W. Cook & Co., Inc. to advise it on matters related to executive compensation.
The committee is supported in its work by members of our Compensation and Benefits Department. The formal role of our executive officers in determining executive compensation is limited to the responsibility of the Chief Executive Officer to provide the committee with a self-evaluation, as well as an evaluation of the performance of the other executive officers. The committee may also seek input from our executive officers in developing an overall compensation philosophy and in making decisions about specific pay components.
The committee has authority to conduct or authorize investigations or studies of matters within the committee’s scope of responsibilities, and to retain independent counsel or other consultants or advisers as it deems necessary to assist it in those matters. To the extent permitted by applicable law, regulation or the NYSE listing standards, the committee may form subcommittees and delegate to the subcommittees, or to the committee chairperson individually, such power and authority as the committee deems appropriate.
Finance Committee
The Finance Committee met five times in 2013. Under the terms of its charter, the committee meets as often as it determines necessary to carry out its duties and responsibilities, but no less frequently than annually. The responsibilities of the committee include:

•	Reviewing and recommending to the board financing plans, and annual capital and operating budgets, proposed by management;

•	Reviewing, and approving or recommending, certain costs for projects, initiatives, transactions and other activities within the ordinary business of the company;

•	Reviewing our capital and debt structure, approving or recommending to the board the issuance of secured and unsecured debt, and recommending to the board the issuance of equity;

•	Reviewing and recommending to the board dividends, including changes in dividend amounts, dividend payout goals and objectives;

•	Reviewing earnings forecasts;

•	Reviewing and recommending to the board investment policies and guidelines and the use of derivative securities to mitigate financial and foreign currency exchange risk; and

•	Overseeing the control and management of benefit plan assets and investments.
Policies on Business Ethics and Conduct

All of our directors, officers and employees are required to abide by our Code of Business Ethics and Conduct. This code of ethics covers all areas of professional conduct, including conflicts of interest, unfair or unethical use of corporate opportunities, protection of confidential information, compliance with all applicable laws and regulations, and oversight and compliance. Our Chief Executive Officer, Chief Financial Officer and Controller are also required to abide by the Code of Ethics for Chief Executive and Senior Financial Officers. These ethics codes form the foundation of a comprehensive program of compliance with our Guiding Behaviors - Be Accountable, Earn Trust, Dignify People, Make the Right Thing Happen, Positive Attitude and Team Behavior - and all corporate policies and procedures to ensure that our business is conducted ethically and in strict adherence to all laws and regulations applicable to us. Employees are responsible for reporting any violation, including situations or matters that may be considered to be unethical or a conflict of interest under the ethics codes.
The full texts of both the Code of Business Ethics and Conduct and the Code of Ethics for Chief Executive and Senior Financial Officers are available under the “Investors - Corporate Governance” section of our website at www.portlandgeneral.com or in print to shareholders, without charge, upon request to Portland General Electric Company, 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204, Attention: Corporate Secretary. Any future amendments to either of these codes, and any waiver of the Code of Ethics for Chief Executive and Senior Financial Officers, and of certain provisions of the Code of Business Ethics and Conduct for directors, executive officers or our Controller, will be disclosed on our website promptly following the amendment or waiver.
As required by NYSE rules, our audit committee has procedures in place regarding the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls or auditing matters and allowing for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. In addition, we have a Policy Regarding Compliance with Securities and Exchange Commission Attorney Conduct Rules that requires all of our lawyers to report to the appropriate persons at the company evidence of any actual, potential or suspected material violation of state or federal law or breach of fiduciary duty by the company or any of its directors, officers, employees or agents.
Certain Relationships and Related Person Transactions

PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers have established a trust that is partly funded by PGE to provide health and welfare benefits to employees and retirees who are covered by one of the collective bargaining agreements between PGE and the union. The trust is administered by a Board of Trustees composed of six members, three of whom are appointed by PGE and three of whom are appointed by the union. Currently all six members of the Board of Trustees are PGE employees. By action of the Board of Trustees, the trust engaged Regence BlueCross BlueShield of Oregon, a subsidiary of Cambia Health Solutions, Inc., to provide health products and services. Pursuant to the funding agreement between PGE and Local Union No. 125 of the International Brotherhood of Electrical Workers, PGE paid approximately $683,761 in 2013 to the trust for administrative fees paid to Cambia Health Solutions, Inc. for these health products and services. Mark B. Ganz, a member of our Board of Directors, is President and Chief Executive Officer and a director of Cambia Health Solutions, Inc. In its review of director independence, the Board of Directors considered this related person transaction.
We do not have a separate written policy or procedures for the review, approval or ratification of transactions with related persons. However, our Corporate Governance Guidelines and our Code of Business Ethics and Conduct address conflicts of interest and relationships with PGE. In its consideration of nominees for the Board of Directors, the Nominating and Corporate Governance Committee examines possible related person transactions as part of its review. The Board of Directors annually reviews the relationship that each director has with PGE, which includes relationships with our officers and employees, our auditors and our customers. Our Code of Business Ethics and Conduct requires any person, including our directors and officers, to report any violation of the code or any situation or matters that may be considered to be unethical or a conflict of interest. Any potential conflict of interest under the code involving a director, an executive officer or our Controller is reviewed by the Audit Committee. Only the Audit Committee may waive a conflict of interest involving a director, an executive officer or our Controller, which will be promptly disclosed to our shareholders to the extent required by law.
Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Human Resources Committee during 2013 were Robert T. F. Reid, John W. Ballantine, Kirby A. Dyess, Mark B. Ganz, Neil J. Nelson and M. Lee Pelton. All members of the committee during 2013 were independent directors and no member was an employee or former employee. Except for the relationship concerning Mark B. Ganz disclosed above under “Certain Relationships and Related Person Transactions,” no member of the committee had any relationship involving the company that requires disclosure in this proxy statement under the rules of the Securities and Exchange Commission. During 2013, none of our executive officers served on the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on our Compensation and Human Resources Committee or Board of Directors.

Audit Committee Report
The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the company and its subsidiaries. Management is responsible for the company’s internal controls and the financial reporting process, including the integrity and objectivity of the company’s financial statements. The company’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the company’s financial statements, expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, expressing an opinion as to the effectiveness of the company’s internal control over financial reporting and reviewing the company’s quarterly financial statements.
The committee has met and held discussions with management and Deloitte regarding the fair and complete presentation of the company’s financial results and the effectiveness of the company’s internal control over financial reporting. The committee has discussed with Deloitte significant accounting policies that the company applies in its financial statements, as well as alternative treatments. The committee also discussed with the company’s internal auditor and Deloitte the overall scope and plans for their respective audits.
Management represented to the committee that the company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The committee has discussed with Deloitte the matters required to be discussed under the applicable rules adopted by the Public Company Accounting Oversight Board.
The committee has reviewed and discussed with Deloitte all communications required by generally accepted auditing standards. In addition, the committee has received the written disclosures and the letter regarding independence from Deloitte, as required by applicable requirements of the Public Company Accounting Oversight Board, and has discussed such information with Deloitte.
Based upon the review, discussions and representations referenced above, the committee recommended to the Board of Directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the Securities and Exchange Commission.
The committee has appointed Deloitte as the company’s independent registered public accounting firm for fiscal year 2014.
Audit Committee
David A. Dietzler, Chair
Rodney L. Brown, Jr.
Kirby A. Dyess
Neil J. Nelson

Principal Accountant Fees and Services
The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for 2013 and 2012 were as follows:

	2013	2012
Audit Fees(1)	$1,623,440	$ 1,337,966(5)
Audit-Related Fees(2)	78,418	216,299
Tax Fees(3)	—	—
All Other Fees(4)	4,000	9,480
Total	$1,705,858	$ 1,563,745(5)

(1)
For professional services rendered for the audit of our consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 and for the review of the interim consolidated financial statements included in quarterly reports on Form 10-Q. Audit Fees also include services normally provided in connection with statutory and regulatory filings or engagements, assistance with and review of documents filed with the Securities and Exchange Commission, the issuance of consents and comfort letters, as well as the independent auditor’s report on the effectiveness of internal control over financial reporting.

(2)
For assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements not reported under “Audit Fees” above, including employee benefit plan audits, attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and audits of the statements of activities of jointly owned facilities. Also includes amounts reimbursed to PGE in connection with cost sharing arrangements for certain services.

(3)	For professional tax services, including consulting and review of tax returns.

(4)	For all other products and services not included in the above three categories, including reference products related to income taxes and financial accounting matters.

(5)	Includes adjustment to the amount previously reported to reflect the final amount billed.

Pre-Approval Policy for Independent Auditor Services
The Audit Committee must separately pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements. Prior to the engagement, the Audit Committee reviews and approves a list of services, including estimated fees, expected to be rendered during that year by the independent registered public accounting firm.
In addition, the Audit Committee requires pre-approval of all audit and permissible non-audit services provided by the company’s independent auditors, pursuant to a pre-approval policy adopted by the committee. The term of pre-approval is 12 months, unless the Audit Committee specifically provides for a different period. A detailed written description of the specific audit, audit-related, tax and other services that have been pre-approved, including specific monetary limits, is required. The Audit Committee may also pre-approve particular services and fees on a case-by-case basis. Management and the independent auditors are required to report at least quarterly to the Audit Committee regarding the actual services, and fees paid for such services, compared to the services and fees that were pre-approved in accordance with this policy.
All audit and permissible non-audit services provided by the independent auditors during 2013 and 2012 were pre-approved by the Audit Committee.

Proposal 1: Election of Directors

Board of Directors

The board has nominated all of the 10 current directors, and one director whose appointment will be effective as of April 26, 2014, for re-election as directors. The nominees are: John W. Ballantine, Rodney L. Brown, Jr., Jack E. Davis, David A. Dietzler, Kirby A. Dyess, Mark B. Ganz, Kathryn J. Jackson (whose appointment will be effective as of April 26, 2014), Neil J. Nelson, M. Lee Pelton, James J. Piro and Charles W. Shivery. This slate of nominees satisfies the NYSE listing standards for board composition and majority director independence. See the section above entitled “Corporate Governance - Director Independence” for further details regarding director independence.
All of our directors are elected annually by shareholders. Directors hold office until their successors are elected and qualified, or until their earlier death, resignation or removal. Our bylaws provide that the Board of Directors may determine the size of the board. Effective April 26, 2014, the board has set the size of the board at 11 directors. At the annual meeting, proxies cannot be voted for a greater number of individuals than the number of nominees named in this proxy statement.
All of the nominees have agreed to serve if elected. If any director is unable to stand for election, the board may reduce the number of directors or designate a substitute. If the board designates a substitute, shares represented by proxies will be voted for the substitute director. We do not expect that any nominee will be unavailable or unwilling to serve.
Director Nominees

In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated an ability to exercise sound judgment, as well as a commitment of service to the company and the board.
John W. Ballantine, age 68, director since February 2004; Chairman of the Finance Committee and a member of the Compensation and Human Resources Committee.
Mr. Ballantine has been an active, self-employed private investor since 1998, when he retired from First Chicago NBD Corporation where he had most recently served as Executive Vice President and Chief Risk Management Officer. During his 28-year career with First Chicago, Mr. Ballantine was responsible for International Banking operations, New York operations, Latin American Banking, Corporate Planning, U.S. Financial Institutions business and a variety of trust operations. Mr. Ballantine also serves as Chairman of the board of directors of Healthways, Inc., as a director of DWS Funds, as a member of the audit committee and the nominating and governance committee of DWS Funds, and as chair of the fixed income and asset allocation oversight committee of DWS Funds. We believe that Mr. Ballantine’s qualifications to serve on our board include his extensive experience in finance and risk management, his experience in various executive and leadership roles for First Chicago NBD Corporation, as well as his experience on the boards of other companies. Mr. Ballantine’s expertise in finance and risk management is of great value to the board, given the company’s significant ongoing and anticipated capital programs and the company’s focus on enterprise risk management.
Rodney L. Brown, Jr., age 57, director since February 2007; member of the Nominating and Corporate Governance Committee and the Audit Committee.
Mr. Brown is Managing Partner with Cascadia Law Group PLLC, a Seattle, Washington law firm he founded in 1996, which specializes in environmental law in the Pacific Northwest. From 1992 to 1996, Mr. Brown was a Managing Partner at the Seattle office of Morrison & Foerster, LLP, a large international law firm. We believe that Mr. Brown’s qualifications to serve on our board include his experience as an environmental lawyer, his extensive knowledge of environmental laws and regulations to which the company is subject, his general knowledge of government and public affairs, and his experience as a management consultant for organizations handling large infrastructure projects and projects with challenging environmental issues.
Jack E. Davis, age 67, director since June 2012; Chairman of the Board of Directors and member of the Nominating and Corporate Governance Committee.
Mr. Davis served as Chief Executive Officer of Arizona Public Service Company (“APS”), Arizona’s largest electricity provider, from September 2002 until his retirement in March 2008 and as President of APS from October 1998 to October 2007. Mr. Davis also served as President and Chief Operating Officer of Pinnacle West Capital Corporation (”Pinnacle West”) from September 2003 to March 2008 and as a director of Pinnacle West from January 2001 to March 2008 and a director of APS from October 1998 to May 2008. Pinnacle West is the parent company of APS. During his 35 years at APS, Mr. Davis held executive and management positions in various areas of the company including commercial operations, generation and transmission, customer service, and power operations. Mr. Davis has served on the boards of the Edison Electric Institute and the National Electric Reliability Council. He also served as Chairman of the Western Systems Coordinating Council in 2000. We believe that Mr. Davis’ qualifications to serve on our board include his extensive knowledge of the utility industry, his experience as Chief Executive Officer and senior executive of APS and his experience as President, Chief Operating Officer, senior executive and director of Pinnacle West.
David A. Dietzler, age 70, director since January 2006; Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee.
Mr.  Dietzler has been a certified public accountant for over 40 years and retired as a partner of KPMG LLP, a public accounting firm, in 2005. During his last 10 years with KPMG LLP he served in both administrative and client service roles, which included serving on the firm’s board of directors, including the governance, nominating, and board process and evaluation committee, and was the Pacific Northwest partner in charge of the Audit Practice for KPMG’s offices in Anchorage, Boise, Billings, Portland, Salt Lake City, and Seattle, as well as the Managing Partner of the Portland office. Mr. Dietzler served on the board of directors of West Coast Bancorp and as chair of the audit committee from January 2012 to April 2013 when West Coast Bancorp was acquired by Columbia Banking System, Inc. Mr. Dietzler has served on the boards of Columbia Banking System, Inc. and Columbia State Bank since April 2013 and also serves on the audit committee of each of those boards. He also serves on the board of directors of West Coast Trust and as a member of the Trust Board Committee of Columbia State Bank. We believe that Mr. Dietzler’s qualifications to serve on our board include his 37 years of experience auditing public companies and working with audit committees of public companies, his experience as a director of KPMG LLP, his knowledge of Securities and Exchange Commission filing requirements, financial reporting, internal control and compliance requirements, and the experience he acquired through his leadership roles for the Pacific Northwest offices of KPMG.
Kirby A. Dyess, age 67, director since June 2009; Chairman of the Compensation and Human Resources Committee and member of the Audit Committee.
Ms. Dyess is a principal in Austin Capital Management LLC, where she evaluates, invests in, and assists early stage companies in the Pacific Northwest. In addition, she serves on the boards of Itron, Inc. and Viasystems Group, Inc. She also is chair of the compensation committee of Itron, Inc. and the compensation committee of Viasystems Group, Inc. and serves on the governance committee of Viasystems Group, Inc. She has served on the audit committees of Itron, Inc. and Menasha Corporation and has served on the governance committees of Merix Corporation, Itron, Inc. and Menasha Corporation. Prior to forming Austin Capital Management LLC in 2003, Ms. Dyess spent 23 years in various executive and management positions at Intel Corporation, most recently serving as Corporate Vice President of Intel Corporation from 1994 to 2002. Her assignments included Director of Intel Capital Operations from June 2001 to December 2002, Director of Strategic Acquisitions/New Business Development from November 1996 to June 2001, and Director of Worldwide Human Resources from January 1993 to November 1996. We believe that Ms. Dyess’ qualifications to serve on our board include the experience she acquired during her career at Intel Corporation in the areas of risk management, human resources, operations, government relations, mergers and acquisitions, sales and marketing, information technology, and the initiation of start-up businesses, and her experience serving on boards of other companies.
Mark B. Ganz, age 53, director since January 2006; member of the Finance Committee and the Compensation and Human Resources Committee.
Mr. Ganz has served as President and Chief Executive Officer of Cambia Health Solutions, Inc. (formerly The Regence Group), a parent corporation of various companies offering health, life and disability products and services, including BlueCross and BlueShield trademarked plans, since 2004. Prior to holding his current position, Mr. Ganz served as President and Chief Operating Officer of The Regence Group from 2003 to 2004 and President of Regence BlueCross BlueShield of Oregon from 2001 to 2003. He was Senior Vice President, Chief Legal & Compliance Officer and Corporate Secretary of The Regence Group from 1996 to 2001. Mr. Ganz also serves on the board of directors of Cambia Health Solutions, Inc. and on the board of directors and the audit and compliance committee of The Trizetto Group, Inc., a privately held company that provides technology solutions for health care management. We believe that Mr. Ganz’ qualifications to serve on our board include his experience in various executive roles and his expertise in executive compensation, corporate governance, and ethics and compliance programs.
Kathryn J. Jackson, age 56, appointed to the board effective as of April 26, 2014; member of the Finance Committee and Compensation and Human Resources Committee effective as of April 26, 2014.
Ms. Jackson has served as the Chief Technology Officer and Senior Vice President of Research & Technology at Westinghouse Electric Company, LLC, a nuclear energy company, since 2009. Prior to holding her current position, Ms. Jackson served as the Vice President of Strategy, Research & Technology at Westinghouse Electric Company, LLC from 2008 to 2009. Prior to joining Westinghouse Electric Company, LLC, Ms. Jackson worked for 17 years at the Tennessee Valley Authority, where she held various executive positions. Since 2008, Ms. Jackson has served on the board of directors of the Independent System Operator of New England “(ISO New England”) - the grid system operator for the six New England states - where she has served as Chair of the board of directors, Chair of the compensation and human resources committee and a member of the system planning and reliability committee. The interlock rules of the Federal Energy Regulatory Commission generally prohibit persons from concurrently serving on the boards of two unaffiliated public utilities. Accordingly, Ms. Jackson has notified ISO New England that she will resign from the board, effective April 25, 2014 in order to join the PGE board of directors. Ms. Jackson holds a Phd in Engineering and Public Policy from Carnegie Mellon University. We believe that Ms. Jackson’s qualifications to serve on our board include her extensive background in engineering, her experience in senior executive roles at Westinghouse Electric Company, LLC and the Tennessee Valley Authority, her experience serving on the board of the Independent System Operator of New England, her experience with large capital projects, contracts and vendor negotiations, her experience with generation facilities and energy trading operations, her experience in research and development across a broad range of utility assets and systems, and her experience in the areas of environmental health and safety.
Neil J. Nelson, age 55, director since October 2006; member of the Audit Committee and the Compensation and Human Resources Committee.
Mr. Nelson has served as President and Chief Executive Officer of Siltronic Corporation, a global leader in the market for hyperpure silicon wafers and a partner to many top-tier chip manufacturers, since July 2003. He previously served as Vice President of Operations of Siltronic from 2000 to 2003. From 1987 to 2000, he served in various positions with Mitsubishi Silicon America. Mr. Nelson also serves on the board of directors of Siltronic Corporation. We believe that Mr. Nelson’s qualifications to serve on our board include his experience in overseeing company-wide and divisional operations for Siltronic Corporation and divisional operations for Mitsubishi Silicon America, his experience in overseeing manufacturing operations at the department, division and company-wide levels, his experience in risk oversight and environmental issues, and his experience in developing and overseeing compensation programs over the past 15 years for Siltronic Corporation and Mitsubishi Silicon America.
M. Lee Pelton, age 63, director since January 2006; Chairman of the Nominating and Corporate Governance Committee and a member of the Finance Committee.
Dr. Pelton has served as President of Emerson College in Boston, Massachusetts since July 2011. From July 1999 to July 2011, he served as President of Willamette University in Salem, Oregon. From 1991 until 1998, he was Dean of Dartmouth College. Prior to 1991, he held faculty and administrative posts at Colgate University and Harvard University. Dr. Pelton also served on the board of directors of PLATO Learning, Inc. from March 2007 to May 2010. We believe that Dr. Pelton’s qualifications to serve on our board include his experience in leadership positions at several universities, his connections to the academic community, his knowledge in the area of university relations and collaborations, his experience serving on boards of other companies, and the unique perspective he brings to various issues considered by the board as a result of his academic background and accomplishments.
James J. Piro, age 61, director since January 2009
Mr. Piro has served as President and Chief Executive Officer since March 1, 2009 and as President and Co-Chief Executive Officer from January 1, 2009 to March 1, 2009. He was appointed to the Board of Directors effective January 1, 2009 in conjunction with his appointment as President and Co-Chief Executive Officer. From July 2002 to December 2008, he served as Executive Vice President Finance, Chief Financial Officer and Treasurer. From May 2001 to July 2002, he served as Senior Vice President Finance, Chief Financial Officer and Treasurer. From November 2000 to May 2001, he served as Vice President, Chief Financial Officer and Treasurer. Prior to November 2000, he served in various positions with the company, including Vice President, Business Development and General Manager, Planning Support, Analysis and Forecasting. We believe that Mr. Piro’s qualifications to serve on our board include his current role as President and Chief Executive Officer of the company, his more than 30 years of diverse experience as an employee of the company (which includes various executive and management positions) and his extensive knowledge of the company and the utility industry.
Charles W. Shivery, age 68, director since 2014; Member of the Audit Committee and the Finance Committee.
Mr. Shivery served as Chairman, President and Chief Executive Officer of Northeast Utilities, New England’s largest utility system, from March 2004 until his retirement in April 2012 following the completion of the merger between Northeast Utilities and NSTAR. Following his retirement, he served as Chairman of the Board of Trustees of Northeast Utilities from April 2012 to October 2013, and he has continued to serve as a member of the Board of Trustees since October 2013. From 2007 to 2012, Mr. Shivery also served as Chairman of the boards of several wholly-owned subsidiaries of Northeast Utilities, including The Connecticut Light and Power Company, Public Service Company of New Hampshire, Western Massachusetts Electric Company and Yankee Gas Services Company. Prior to joining Northeast Utilities in 2002, Mr. Shivery worked for 29 years at Constellation Energy Group, Inc. and its wholly-owned subsidiary, Baltimore Gas & Electric Company, where he served in various executive positions, including Co-President of Constellation Energy Group. Mr. Shivery is a director of Webster Financial Corporation and is Chair of the Compensation Committee and a member of the Executive Committee. Mr. Shivery also is a director of Energy Insurance Mutual Limited. We believe that Mr. Shivery’s qualifications to serve on our board include his nearly 40 years of experience in the utility industry, including policy-making level director and executive officer positions while employed at Constellation Energy Group, Inc. and Northeast Utilities, and his senior management level experience in capital and financial markets and credit markets throughout his career at Constellation Energy and Northeast Utilities.
Directors are elected by a plurality of the votes cast at the annual meeting. Election by a plurality means that the eleven nominees who receive the largest number of votes cast will be elected as directors, provided that a majority of the outstanding shares of common stock are present in person or represented by proxy at the annual meeting.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH NOMINEE FOR ELECTION TO THE BOARD OF DIRECTORS.

Proposal 2: Non-Binding, Advisory Vote on Approval of Compensation of Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires public companies with a market cap above $75 million to enable their shareholders to vote to approve, on an advisory, non-binding basis, the compensation of their named executive officers as disclosed in such companies’ proxy statements in accordance with the rules of the Securities and Exchange Commission (commonly known as a “Say-on-Pay” proposal).
As described in detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation programs are designed to attract and retain our named executive officers and to provide them with incentives to advance the interests of our key stakeholders, which include our shareholders, our customers, and the communities we serve. In designing these programs, we focus on the following principles:
Performance-Based Pay

•	A significant portion of our executives’ pay should vary based on performance relative to key stakeholder objectives;

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance; and

•	Targets for incentive awards should encourage progress, but not at the expense of the safety and reliability of our operations.
Reasonable, Competitive Pay

•
Executive pay should be competitive, but other considerations, such as individual qualifications, corporate performance and internal pay equity should also play a role in determining executive compensation.

Sound Governance and Compensation Practices

•
In the Compensation Discussion and Analysis, under the heading “Executive Summary” (which begins on page 30), we highlight actions that we took for 2013, as well as features of our compensation program that we believe reflect sound governance and compensation practices. We urge shareholders, in considering their vote, to review these actions and features and to read the entire Compensation Discussion and Analysis, which describes in more detail how the company’s executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 40 to 54 of this proxy statement, which provide detailed information on the compensation of our named executive officers. Our Compensation and Human Resources Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our compensation objectives.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement by voting to approve the resolution set forth below. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our shareholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the shareholders of the Portland General Electric Company (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation and Human Resources Committee or the Board of Directors. However, we value the opinions of our shareholders and to the extent there is a significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation and Human Resources Committee will evaluate whether any actions are necessary to address those concerns.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

Proposal 3: Management Proposal to Adopt Majority Voting in Uncontested Director Elections

The Board of Directors has approved, and unanimously recommends that shareholders approve, an amendment to the company’s Second Amended and Restated Articles of Incorporation to implement majority voting in uncontested elections of directors.
Under Oregon law, unless otherwise specified in a company’s articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The company’s Second Amended and Restated Articles of Incorporation do not specify the voting standard required in director elections. Accordingly, directors are currently elected by a plurality of the votes cast. Under a plurality vote standard, only “for” votes are counted, while any “withhold” votes or abstentions are disregarded, such that, in an uncontested election (i.e., an election where the only nominees are those proposed by the board), the nominees who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be elected.
In determining whether to recommend the adoption of majority voting in uncontested director elections, the Board of Directors considered the arguments for and against maintaining the existing plurality vote standard, recognized that many public companies in recent years have eliminated plurality voting in favor of majority voting for uncontested director elections, and took into account the views of certain of our institutional shareholders who believe that majority voting enhances director accountability and corporate governance. After careful consideration of this topic, and upon recommendation of the Nominating and Corporate Governance Committee, the Board of Directors concluded that it is in the best interests of the company and our shareholders to amend the Second Amended and Restated Articles of Incorporation to implement majority voting in uncontested director elections.
Under the proposed amendment, a nominee for director in an uncontested election will be elected at a shareholder meeting for the election of directors if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. “Abstain” votes and broker non-votes will have no effect on the outcome of the election but will be counted for purposes of determining whether a quorum is present at the shareholder meeting. For contested elections in which there are more director candidates than director positions to be elected, the voting standard will continue to be a plurality of votes cast.
The proposed amendment would add a new ARTICLE X to the company’s Second Amended and Restated Articles of Incorporation that would read as follows:
ARTICLE X.
Majority Voting in Uncontested Director Elections
Except as otherwise provided under these Articles of Incorporation and applicable law, in any election of directors of the Corporation at a meeting of shareholders at which a quorum is present, each director shall be elected if the number of votes cast “for” the director exceeds the number of votes cast “against” the director; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of shareholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the date seven days prior to the scheduled mailing date of the Corporation’s definitive proxy statement for such meeting.
If approved by shareholders, the amendment will be effective upon its filing with the Secretary of State of the State of Oregon and the new majority vote standard would then be applicable to the election of directors at the 2015 Annual Meeting of Shareholders.
In connection with the proposed amendment, the Board of Directors also approved a conforming amendment to the company’s Ninth Amended and Restated Bylaws, the effectiveness of which is contingent upon shareholder approval of this proposal. The proposed amendment to the Ninth Amended and Restated Bylaws does not require shareholder approval. In addition, if the proposed amendment to the articles of incorporation is adopted, the company will amend its Corporate Governance Guidelines to adopt a director resignation policy to address the situation of “holdover” directors. Under Oregon law, an incumbent director nominee who is not re-elected continues to serve on the Board of Directors until his or her successor is elected and qualified. The director resignation policy will provide that an incumbent director whose re-election was not approved by a majority of votes cast in an uncontested election must promptly tender his or her resignation to the board. The Nominating and Corporate Governance Committee will consider any such resignation and make a recommendation to the board whether to accept or reject the resignation, or whether other action should be taken. In making its recommendation, the Nominating and Corporate Governance Committee will consider all appropriate and relevant factors and alternatives. The board, excluding the director in question, will act on the Nominating and Corporate Governance Committee's recommendation within 90 days following the date of the shareholder meeting and disclose its decision and rationale in a Form 8-K.

Approval of this amendment of the company’s Second Amended and Restated Articles of Incorporation will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ADOPT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS.

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm to audit the consolidated financial statements of PGE and its subsidiaries for the fiscal year ending December 31, 2014 and to audit the effectiveness of internal control over financial reporting as of December 31, 2014.
The Audit Committee carefully considered the firm’s qualifications as an independent registered public accounting firm. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, the issues raised by the most recent quality control review, the coordination of the firm’s efforts with our internal audit department and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the provision of those services will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with Deloitte in all of these respects.
Under NYSE and Securities and Exchange Commission rules, and the Audit Committee Charter, the Audit Committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the shareholders. The Board of Directors, however, considers the appointment of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the appointment of Deloitte for ratification by the shareholders as a matter of good corporate practice. One or more representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from shareholders. In the event that our shareholders fail to ratify the appointment, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and its shareholders.
Ratification of the appointment of Deloitte as the company’s independent registered public accounting firm will require that a majority of the outstanding shares of common stock be present in person or represented by proxy at the annual meeting and that the number of votes cast in favor of this proposal exceeds the number of votes cast against this proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Equity Compensation Plans
The following table provides information as of December 31, 2013, for the Portland General Electric Company 2006 Stock Incentive Plan and the Portland General Electric Company 2007 Employee Stock Purchase Plan. The 2006 Stock Incentive Plan was amended and restated as of October 24, 2007 and was approved by the shareholders on May 7, 2008 at the company’s 2008 annual meeting of shareholders. The 2007 Employee Stock Purchase Plan was approved by the shareholders on May 2, 2007 at the company’s 2007 annual meeting of shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans approved by security holders	681,151(1)	N/A	3,903,478(2)(3)
Equity Compensation Plans not approved by security holders	N/A	N/A	N/A
Total	681,151(1)	N/A	3,903,478(2)(3)

(1)
Represents outstanding restricted stock units and related dividend equivalent rights issued under the 2006 Stock Incentive Plan, and assumes maximum payout for restricted stock units with performance-based vesting conditions. The restricted stock units do not have an exercise price and are issued when award criteria are satisfied. See “Non-Employee Director Compensation - Restricted Stock Unit Grants” above and “Long-Term Equity Awards” below for further information regarding the 2006 Stock Incentive Plan.

(2)	Represents shares remaining available for issuance under the 2006 Stock Incentive Plan and the 2007 Employee Stock Purchase Plan.

(3)
Includes approximately 13,800 shares available for future issuance under the plan that are subject to purchase in the purchase period from January 1, 2014 to June 30, 2014. The number of shares subject to purchase during any purchase period depends on the number of current participants and the price of the common stock on the date of purchase.

Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed with the company’s management the following Compensation Discussion and Analysis prepared by the company’s management and, based on that review and discussion, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation and Human Resources Committee

Kirby A. Dyess (Chair)
John W. Ballantine
Mark B. Ganz
Neil J. Nelson

Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the executive compensation policies and practices at PGE, particularly as they relate to the following individuals, who were our “named executive officers” (our principal executive officer, principal financial officer and three other most highly compensated officers) in 2013:

•	James J. Piro, President and Chief Executive Officer;

•	James F. Lobdell, Senior Vice President, Finance, Chief Financial Officer, and Treasurer*;

•	Maria M. Pope, Senior Vice President, Generation, Power Supply and Operations and Resource Strategy*;

•	J. Jeffrey Dudley, Vice President, General Counsel, and Corporate Compliance Officer; and

•	Stephen M. Quennoz, Vice President, Nuclear and Power Supply/Generation.
*Effective March 1, 2013. Prior to that date, Mr. Lobdell served as Vice President, Power Operations and Resource Strategy and Ms. Pope served as Senior Vice President, Finance, Chief Financial Officer and Treasurer.

Executive Summary

Compensation Philosophy
The goals of the company’s executive compensation program are to attract and retain highly qualified executives and to provide them with incentives to advance the interests of our stakeholders, which include our shareholders, our customers, and the communities we serve. To accomplish these goals, we observe the following principles:
Performance-Based Pay

•	A significant portion of our executives’ pay should vary based on the company’s performance relative to key stakeholder interests.

•	Greater responsibility should be accompanied by a greater share of the risks and rewards of company performance.

•	Targets for incentive awards should encourage progress, but not at the expense of the safety and reliability of our operations.
Reasonable, Competitive Pay

•
Executive pay should be competitive, but other considerations, such as individual qualifications, corporate performance, and internal equity should also play a role in determining executive compensation.

2013 Business Overview and Compensation Results
2013 was both a challenging and a successful year for PGE. A number of unexpected developments, including outages at several generating plants and the termination of the development of our Cascade Crossing Transmission Project, resulted in financial results that fell short of expectations. Return on equity (“ROE”) was 5.9%, down from 8.32% in 2012. Net income for 2013 was $105 million, or $1.35 per diluted share.
In spite of these short-term setbacks, we continued to execute on our long-term strategic vision, achieving operational excellence in a number of areas and making significant progress on the implementation of our integrated resource plan:

•	New Generation Resources. In 2013 we finalized plans and began work on three new generation resources:

◦	The Carty Plant will be a high efficiency natural gas-fired power plant adjacent to our Boardman Plant, which will add 440 megawatts of baseload energy to our system.

◦
The Tucannon River Wind Farm will be our second largest renewable project, with a total installed capacity of 267 MW. Tucannon will help us maintain a balanced energy portfolio as well as satisfy Oregon’s renewable energy standards.

◦
Port Westward Unit 2 will be a 220 megawatt natural gas-fired capacity resource, which will play a key role in our ability to meet fluctuating customer demand and integrate variable renewable resources like wind and solar into our system.

Together these projects represent a $1.25 billion investment in our company.

•
2014 Rate Case. We achieved a reasonable settlement of all issues in our 2014 general rate, including an allowed return on equity of 9.75 percent and an average rate base of $3.1 billion. The settlement resulted in an expected increase of $67 million in annual revenue requirements.

•	Operational Successes. While the outages at several of our generating plants were disappointing, our other plants operated exceptionally well. We also achieved top-decile performance in distribution reliability and customer satisfaction metrics.
Our executive pay for 2013 reflected the alignment of our executive compensation with company performance. Because earnings were just above 70% of our earnings target for the year, executive awards under our annual cash incentive program ranged from just 51% to 58% of target awards. Consistent with our ability to execute on our long-term strategic plans, however, executives saw payouts slightly above target under long-term equity incentive awards made in 2011, with vesting date values ranging from $231,873 to $958,261. These payouts were based on average ROE of 7.74% over the three-year performance period and regulated asset base equal to 112.6% of targeted asset base.
This short-term pay for performance alignment is illustrated in the chart below, which shows the total realized cash compensation of our chief executive officer for 2011 through 2013, relative to earnings and target cash compensation (base salary plus the value of annual cash incentive awards at target performance). While we increased our CEO’s target cash compensation by 12.2% from 2012 to 2013 to bring it closer to the market reference point, his actual cash compensation for 2013 was down approximately 6% from 2012.
Pay for Performance Alignment
Compensation Practices
Listed below are some of the practices we have adopted to drive company performance and align executive pay with results, as well as practices we avoid because we believe they do not further the interests of our stakeholders.
What We Do

•
Place a significant portion of executive pay at risk. In 2013 incentive awards with no guaranteed payouts made up 54% to 70% of our named executive officers' target total direct compensation (base salary plus variable incentive awards, assuming target level performance).

•	Base incentive pay on quantifiable company measures. We base our incentive awards on objective, quantifiable measures to ensure consistency and accountability.

•
Maintain a balanced focus on financial and operational results. Target awards under our annual cash incentive program are based on financial results (actual net income as a percentage of a net income target) as well as operational results (generation plant availability, customer satisfaction, electric service power quality and reliability, and power cost management). Our 2013 long-term incentive awards are a function of total shareholder return, ROE relative to allowed ROE and regulated asset base growth.

•
Maintain internal pay equity. In 2013 the target total direct compensation of our CEO was approximately 3.4 times that of our CFO, and 3.0 times the average target total direct compensation of the other named executive officers.

•
Prohibit hedging transactions and short sales. Our insider trading policy prohibits employees from trading in options, warrants, puts and calls or similar instruments on company securities, selling company securities “short” or purchasing on margin or pledging company securities.

•	Maintain stock ownership guidelines. Our stock ownership guidelines require our executives to build and maintain an ownership interest in the company.

•	Consider the advice of an independent compensation consultant. Our executive compensation consultant reports directly to the Compensation Committee and provides no other services to the company.

•	Hold regular Compensation Committee meetings in executive session. Our Compensation Committee regularly meets to discuss executive compensation without management present.

•
Avoid dilutive effects of equity awards. Our three-year average burn rate (the total number of all equity award shares granted over three years divided by the weighted average of shares outstanding during the year) was 0.23% for the period 2011 through 2013. This is near the 25th percentile relative to our peers.

•
Provide reasonable change in control provisions for stock awards. Since 2012 our long-term incentive awards have contained a “double trigger” acceleration provision, under which vesting is accelerated following a change in control only in the event the recipient is terminated.

What We Don’t Do

•
No rigid benchmarking. While we evaluate the competitiveness of our pay by reference to the compensation practices of a peer group of utility companies, we don’t set compensation components to meet specific benchmarks.

•	No significant perquisites. Our executives participate in health and welfare benefit programs on the same basis as other full-time employees, and we have modest executive perquisite programs.

•	No tax gross-ups. The company has no arrangements that entitle executives to tax gross-ups.

•	No current SERP program. The company’s current executives do not participate in a supplemental executive retirement program.

•	No dividends or dividend equivalents payable on unvested performance shares. Recipients of awards under our long-term incentive program earn dividend equivalent rights only on shares that vest.

•
No inclusion of the value of equity or cash incentive awards in severance arrangements. Our severance plan entitles executives to payments only in the event of a reorganization resulting in an involuntary job loss or voluntary termination in response to a change in duties, and the maximum amount payable is one year’s base salary. These are the same severance benefits that our other non-union employees are eligible for.

Roles and Responsibilities

The Compensation Committee, which is comprised of independent, non-employee directors, oversees the compensation of the company’s executive officers. The Compensation Committee reviews the performance of the executive officers, establishes base salaries, and grants incentive awards. The committee also reviews the company’s executive compensation plans and makes or recommends plan changes to the Board of Directors.
The company’s officers do not determine executive pay. Management provides information and recommendations on compensation matters to the Compensation Committee, particularly in areas requiring detailed knowledge of company operations and the utility industry. Our CEO evaluates the performance of the other officers and makes recommendations regarding their pay, but does not make recommendations regarding his own compensation.
The Compensation Committee considers the results of the annual shareholder “Say-on-Pay” advisory vote in developing our executive compensation program. At our 2013 annual meeting of shareholders over 98.7% of the votes cast approved our compensation program as described in our 2013 proxy statement. We believe these results reflect broad shareholder support for our compensation programs and decisions. Accordingly, while we made some changes to our incentive pay programs to improve alignment with stakeholder interests, we retained the core design of our compensation program for 2013. We will continue to consider the results of annual shareholder advisory votes on executive compensation, as well as any feedback we may receive from shareholders during the course of the year.

During 2013, the Compensation Committee engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) to assist with the development of the company’s executive compensation programs. A description of the services F.W. Cook provided to the committee is included below under the heading “—Compensation Consultant.”

Compensation Market Comparisons

The Compensation Committee considers compensation market comparisons to ensure the competitiveness of our executives’ base salaries and incentive awards. The committee evaluates executive pay by reference to the median of the market, but does not make automatic adjustments based on benchmarking data.
For its 2013 compensation decisions, the Compensation Committee relied on information provided by F.W. Cook regarding the compensation practices of a peer group of companies as well as broader utility industry survey data. The peer group data was compiled from proxy statements and other public filings of our peers and data derived from the Towers Watson Comp Online database. Utility industry survey data was collected from the Towers Watson Energy Services Executive Database.
To decide which companies to include in our peer group, we begin with a group of companies that our management and Board of Directors use to evaluate our performance relative to financial metrics. Our financial peer group includes companies that we believe represent the best match with PGE based on the following criteria:

•
Vertically Integrated Utility. Our peer companies should be vertically integrated utilities, with a business mix either focused on regulated electric operations or a balance of regulated electric and regulated gas operations.

•	Minimal Non-Regulated Business Activities. Non-regulated businesses should not be key drivers of the financial performance and strategy of our peer companies.

•
Market Capitalization. Our peer companies should be in the small to mid-cap range ($1 to $7 billion), with adequate liquidity and size to attract key utility-focused institutional investors while also maintaining a retail investor base.

•	Cost of Service Rate Making Process. Our peer companies should have a balanced retail, commercial and industrial mix, and balanced growth expectations.

•	Investment Grade Ratings. Our peer companies should have ratings that allow for financing at reasonable cost in most market environments.

•	Customer Mix. Our peer companies should have a balanced retail, commercial and industrial mix and a service territories not overly reliant on one key customer or industry sector.

•
Regulatory Environment. Our peer companies should have a comparable allowed return on equity, and a history of allowed recovery on regulatory assets, fuel and power costs and legitimate deferred costs.

•	Capital Structure. Our peer companies should demonstrate moderate leverage (generally less than 60% debt to total capitalization ratio) and no significant liquidity concerns.

•	Growth Opportunities. Our peer companies should have growth opportunities centered on adding to rate base and a majority of rate base investments recovered through a state-level rate making process.
We then review this group for suitability as a peer group for compensation matters. In doing so, we seek to maintain a peer group in which we are positioned near the median relative to certain key financial measures, including company revenues, market capitalization and enterprise value.
After considering information provided by F.W. Cook, the Compensation Committee selected the following companies to serve as our peer group for 2013:

• Alliant Energy Corporation	• NV Energy, Inc.*
• Avista Corporation	• OGE Energy Corporation
• Cleco Corporation	• Pinnacle West Capital Corporation
• El Paso Electric Company	• PNM Resources, Inc.
• Great Plains Energy Inc.	• SCANA Corporation
• IDACORP Inc.	• UIL Holdings
• Northwestern Corporation	• Unisource Energy Corporation
• Northwest Natural Gas Company	• Westar Energy Inc.
*Removed from our compensation peer group for 2014 due to merger with MidAmerican Energy Holdings Company.

This is the same group of companies we use as our peer group for financial comparisons, except that we include Northwest Natural in our compensation peer group because its geographical proximity makes it a potential competitor for executive talent.

Elements of Compensation

Our 2013 executive pay packages included the following components:

•	Base salaries;

•	Annual cash incentive awards;

•	Long-term equity incentive awards; and

•	Other standard benefits, including retirement benefits, health and welfare benefits and modest perquisites.
Details regarding the components of our 2013 executive pay program are provided below.

Base Salaries

Overview.  We pay base salaries to provide a fixed amount of compensation at levels needed to attract and retain qualified executives. To assist us in setting base pay, our compensation consultant provides us with salary ranges for each position with midpoints at the estimated median of the market.
2013 Base Salaries. For 2013 the Compensation Committee approved base salary increases for our named executive officers averaging 4.4%.  After these increases, the named executive officers’ base salaries ranged from 81% to 114% of the estimated market median base salaries. Overall, executive salaries increased by 4.7% in 2013 and remained close to the competitive median.
2013 Base Salaries

Annual Cash Incentive Awards

Overview. We believe that annual cash incentive awards are an effective means of encouraging executives to advance stakeholder interests because they can be tailored to link executive pay to short-term company performance in key financial, strategic, and operational areas.
We grant annual cash incentive awards to our executives under our 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The plan authorizes the Compensation Committee to make cash awards for the achievement of individual, department, or corporate goals. Each year the Compensation Committee establishes performance goals and a formula for calculating awards. In the first quarter of the following year the committee determines the amount of the awards by comparing performance against the pre-established goals. Under the terms of the Annual Cash Incentive Plan, the committee is required to exclude the impact of non-recurring, unusual or extraordinary events in determining the achievement of performance goals if the awards are intended to qualify for the exemption for “performance-based compensation” under Internal Revenue Code section 162(m) (“162(m) awards”). The committee may also adjust 162(m) awards downward by any amount it deems appropriate. All annual cash incentive awards made to the company’s executive officers are granted as 162(m) awards. See below under the heading “—Tax Considerations” for a discussion of Internal Revenue Code section 162(m).
2013 Annual Cash Incentive Program.
Under our 2013 annual cash incentive program, each executive officer’s award opportunity was a function of a financial goal and certain operating goals. The financial goal was net income relative to targeted net income. The operating goals were generation plant availability, customer satisfaction, electric service power quality and reliability, and, in the case of our Senior Vice President, Generation, Power Supply Operations and Resource Strategy, power cost management. The operating goals and the weight assigned to them in determining payouts varied according to the officers’ roles in the company. We selected these financial and operating goals because they represent key interests of our stakeholders as well as business objectives that are fundamental to a well-run utility.
Under our 2013 cash incentive award program, award opportunities for executive officers were calculated by multiplying a “base award” (a specified percentage of base pay) by the sum of a “financial performance percentage” determined by net income results and an “operating performance percentage” determined by operating results. Equal weighting was assigned to the financial and operating performance percentages. Net income of at least 85% of the net income target was required to yield a financial performance percentage greater than zero, while 70% of the net income target was required to achieve any payout under the award. To determine threshold, target and maximum levels of performance for the goals we considered a variety of factors, including the probability of goal achievement, current performance relative to industry peers, and the need for further improvement.
The base awards of the named executive officers ranged from 50% to 90% of their 2013 base pay and were generally close to the competitive reference point for their positions. However, at target performance the financial performance percentage was only 85%. As a consequence of this feature of our program, award opportunities for the named executive officers were generally below the estimated median of the market.
For details about the design of the 2013 cash incentive awards for our named executive officers, see “Executive Compensation Tables—2013 Grants of Plan-Based Awards” below.
Payouts Under 2013 Annual Cash Incentive Awards.
In 2013 the company achieved maximum levels of performance with respect to the customer satisfaction goal, the electric service power quality and reliability goals and the power cost reduction results goal. Results for the generation availability goal were between threshold and target. Overall, this yielded an operating performance percentage of 50.9% to 57.7% (depending on the weighting of operating goals applicable to each officer’s award). 2013 net income of $104.6 million was approximately 70.8% of the target goal of $147.8 million, resulting in a financial performance percentage of 0%.
After considering the results relative to the performance goals, the Compensation Committee approved cash incentive awards for the named executive officers that ranged from 25.4% to 51.9% of their base salaries. The committee did not identify unusual or non-recurring items that required adjustments to actual performance results and did not exercise its discretion under the plan to adjust awards downward. The calculation of the performance results and resulting awards are discussed in detail below under “Executive Compensation Tables—2013 Grants of Plan-Based Awards.”

Long-Term Equity Awards

Overview. We believe the interests of our management should be aligned with those of our shareholders by ensuring that our officers share the risks and rewards of company stock ownership. We accomplish this goal through equity awards granted under our 2006 Stock Incentive Plan. The Compensation Committee is authorized under the plan to grant stock-based awards to directors, officers and other employees. The committee has authority to determine the amount and type of awards, up to certain maximum amounts described in the plan.
In 2013, as in prior years, we made awards of restricted stock units with vesting conditions based on company performance (“performance RSUs”) to our executives and other key employees. To focus our executives’ efforts on longer-term results, we grant awards that vest over a three-year performance period. We grant performance RSUs because we believe they are the best vehicle to advance several of the objectives of our compensation program:

•	Pay for Performance. Performance RSUs create incentives to achieve key company goals.

•	Retention. Performance RSUs further the goal of retention, because the receipt of an award requires continued employment by the company.

•	Cost-Effectiveness. Performance RSUs are relatively easy to administer and straightforward from an accounting standpoint.

•
Alignment With Shareholders. RSUs create a focus on shareholder return because the value of an award is based on the value of the underlying common stock and awards can create an ongoing stake in the company through stock ownership once they vest.

The performance RSUs we awarded to our named executive officers in 2013 are described below. We also discuss results for the 2011 performance RSUs, which had a three-year performance period ending December 31, 2013.
2013 Performance RSUs. In 2013, equity grants constituted approximately 32.4% to 45.0% of our named executive officers’ target total direct compensation (base salary, cash incentive and equity incentive award opportunities, assuming target levels of performance). The number of RSUs we granted each executive was the product of his or her 2013 base salary and a specified award multiple, divided by the closing price of the company’s common stock on the grant date:

# of RSUs Granted	=	(2013 Base Salary) x (Award Multiple) Grant Date Closing Common Stock Price
The table below shows the award multiples we used to calculate awards for the named executive officers and the estimated value of the awards on the grant date (assuming that the company will perform at target levels over the performance period and using the closing price of the company’s common stock on the grant date).
2013 Long Term Equity Incentive Awards
Performance Measures. For our 2013 awards we retained the two measures we have used since 2008--ROE as a percentage of allowed ROE and regulated asset base growth--but added total shareholder return as a third company performance measure.

•	Relative Total Shareholder Return

-
Measured by: Total shareholder return (TSR) over the three-year performance period relative to the TSR achieved by a comparison group of companies over the same three-year period. The comparator group consists of companies on the Edison Electric Institute (EEI) Regulated Index on December 31, 2012, excluding those that have completed or announced a merger, acquisition, business combination, “going private” transaction or liquidation. (Companies that are in bankruptcy will be assigned a negative TSR.)

-
Why we chose this measure:  TSR is a direct measure of value creation for shareholders. We use relative rather than absolute TSR to ensure that payouts reflect the company’s performance rather than overall market conditions. To minimize the risk of a single day extreme impacting the measurement of long-term shareholder return, we calculate share value using the twenty-day average daily closing price of a share of common stock.

•	Return on Equity

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Measured by: The average of each of three consecutive years’ accounting ROE as a percentage of allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the average of the current year’s and prior year’s shareholders’ equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the Oregon Public Utility Commission (”OPUC”) permits the company to include in the rates it charges its customers.

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Why we chose this measure: This goal measures how successful the company is at generating a return on dollars invested by its shareholders. Because the company’s return on its investment can fluctuate based on OPUC rate case orders, we believe the appropriate long-term measure of our ability to generate earnings on shareholder investments is Accounting ROE as a percentage of Allowed ROE.

•	Regulated Asset Base

-	Measured By: Regulated asset base at the end of the three-year period measured against a projected asset base growth target, as established by the Board of Directors.

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Why we chose this measure: Asset base provides a measure of the amount the company invests in its base business. By executing our investment strategy—bringing capital projects into service on time and within budget—we can meet the needs of our customers while also creating value for our shareholders.

For details about these performance measures, see “Executive Compensation Tables—2013 Grants of Plan-Based Awards” below.
2011 Performance RSUs. On February 18, 2014, the Compensation Committee met to determine how many shares would vest under the performance RSUs granted in 2011. These awards were made under the company’s 2006 Stock Incentive Plan. The number of performance RSUs that could vest under the awards was a function of company performance relative to the two goals described above: the three-year average of Accounting ROE as a percentage of Allowed ROE and regulated asset base at the end of the three-year performance period as a percentage of projected asset base. The Compensation Committee had discretion to adjust award amounts downward in accordance with the provisions of the 2006 Stock Incentive Plan.
The performance targets and results for the awards are shown in the tables below:

Return on Equity Performance Results
	2011	2012	2013	Average
Allowed ROE	10%	10%	10%	10%
Accounting ROE	8.99%	8.32%	5.90%	7.74%
Accounting ROE as a % of Allowed ROE	89.9%	83.2%	59.0%	77.4%

Asset Base Performance Results
As of 12/31/2013 in billions
Projected Asset Base	$3.65
Actual Asset Base	$4.12

Based on these results, 103.9% of the 2011 performance RSUs vested, resulting in the award values set forth below. These values are based on the closing price of the company’s common stock on February 18, 2014, the vesting date for the awards.

Vesting Date Value of 2011 Long-Term Incentive Awards

The terms of the 2011 long-term incentive awards are described more fully in the company’s 2011 proxy statement under the heading “—2011 Grants of Plan-Based Awards.”

Other Benefits

As employees of PGE, our named executive officers are eligible to participate in a number of broad-based company-sponsored benefits programs on the same basis as other full-time employees. These include the company’s health and welfare programs (including medical/dental/vision plans, disability insurance, and life insurance) and 401(k) plan. Employees hired prior to the date on which our pension plan was closed to new participants—including all of the current named executive officers—participate in our defined benefit pension plan. PGE also sponsors non-qualified deferred compensation plans, which are described below under “Executive Compensation Tables—2013 Pension Benefits.” These plans are partly intended as “restoration” plans, giving participants the ability to defer their compensation above the Internal Revenue Service limits imposed on our 401(k) plan. The plans also contribute to the competitiveness of our pay by providing a modest matching contribution for salary deferrals and compensating participants for lower pension payments they may receive as a result of participating in the plans. See “Executive Compensation Tables—2013 Nonqualified Deferred Compensation” below. Finally, our executive officers are eligible for severance pay and outplacement assistance to help them with a transition to new employment in the event of a reorganization resulting in an involuntary termination or a voluntary termination in response to a change in job duties. These benefits are described below under “Executive Compensation Tables—Termination and Change in Control Benefits.” We do not provide our executives with significant perquisites.

Stock Ownership Policy

In February 2011 we adopted a stock ownership and holding policy for our executive officers. The primary objectives of the policy are to:

•	Create financial incentives that align the interests of executive officers with strong operating and financial performance of the company; and

•	Encourage executive officers to operate the business of the company with a long-term perspective.
Under the policy, the CEO is required to hold company stock with a value equal to at least three times his annual base salary, while the other executive officers are required to hold company stock with a value equal to at least one times their annual base salary. Until these requirements are met, the CEO is required to retain 100% of his current holdings and all officers are required to retain at least 50% of the net after-tax performance-based equity awards that vest in 2011 (the year in which the policy was adopted) or later. The Compensation Committee will review each officer’s holdings annually to ensure that appropriate progress toward the ownership goals is being made. Our stock ownership policy for non-employee directors is described on page 15 of this proxy statement.

Equity Grant Practices

Under the terms of our 2006 Stock Incentive Plan, the Compensation Committee is authorized to make grants of equity awards, but may delegate this authority as it deems appropriate. The committee has delegated authority to the company’s Chief Executive Officer to make annual discretionary grants of performance RSUs and RSUs with time-based vesting conditions at a maximum value of $250,000 in the aggregate and $30,000 individually, for the purposes of attracting and retaining qualified employees. The Compensation Committee has not delegated its authority to make executive equity awards and is solely responsible for determining the size and frequency of all such awards.
We expect that we will continue to grant performance RSUs to the executive officers and other key employees, and to delegate authority to our CEO to make limited discretionary equity awards for attraction and retention purposes. We also expect to make annual grants of restricted stock units with time-based vesting conditions to the company’s directors.
The committee has not adopted a formal policy governing the timing of equity awards. However, we have generally made awards to officers and directors shortly after the issuance of our annual earnings report, and we expect to continue this practice. We intend to make director awards on or around the date of the company’s annual meeting of shareholders and to make officer awards during the first quarter of the year.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally places a limit of $1 million on the compensation that a publicly held corporation may deduct with respect to its CEO and its three next most highly paid executive officers other than the CFO. We attempt to structure our awards to executives so that they qualify for an exemption under 162(m) for certain “performance-based compensation.” Regulations under Internal Revenue Code section 162(m) provide, among other things, that awards will be considered exempt performance-based compensation only if: (i) the awards are payable solely on account of performance goals having been satisfied; (ii) the method of computing the amount payable upon satisfaction of the performance goals is stated in an objective formula; and (iii) the objective formula precludes discretion to increase the amount payable upon satisfaction of the goal, although discretion to adjust awards downward is permitted.

Compensation Consultant

The Compensation Committee retained F.W. Cook as its executive and director compensation consultant for 2013. F.W. Cook’s assignments included the following:

•	Recommendation of a group of peer companies used for purposes of market comparisons;

•
Review of the company’s executive compensation program, including compensation levels in relation to company performance, pay opportunities relative to those at comparable companies, short- and long-term mix and metric selection, executive benefits and perquisites, carried interest ownership and wealth potential, and stock ownership guidelines;

•	Review of the company’s director compensation program, including design considerations such as ownership guidelines and vesting terms;

•	Reporting on emerging trends and best practices in the area of executive and director compensation; and

•	Attendance at Compensation Committee meetings.
The fees F.W. Cook’s executive compensation consulting services to the company in 2013 were $136,182. F.W. Cook did not provide any other services to the company in 2013.

Executive Compensation Tables

2013 Summary Compensation Table

The table below shows the compensation earned by the company’s named executive officers (our principal executive officer, principal financial officer and three other most highly compensated officers in 2013) during the years ended December 31, 2011, 2012 and 2013. Information regarding director compensation is included under the heading “Non-Employee Director Compensation” on pages 14 and 15.
2013 Summary Compensation Table

Name and Principal Position	Year	Salary (1)	Stock Award (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Totals
James J. Piro	2013	$744,450	$1,075,477	$366,588	$42,026	$126,015	$2,354,556
President and Chief Executive Officer	2012	702,366	821,977	474,001	200,148	129,994	2,328,486
	2011	634,573	624,986	528,878	160,439	16,487	1,965,363
James F. Lobdell	2013	318,491	243,986	95,299	25,181	40,880	723,837
Senior Vice President, Finance, Chief Financial Officer and Treasurer	2012	295,958	195,981	131,624	198,466	41,954	863,983
	2011	278,816	151,244	114,833	137,542	15,104	697,539
Maria M. Pope	2013	438,641	377,989	133,288	18,110	65,788	1,033,816
Senior Vice President, Generation, Power Supply Operations and Resource Strategy	2012	443,227	335,978	205,206	41,643	94,601	1,120,655
	2011	434,455	290,483	245,913	26,551	16,586	1,013,988
J. Jeffrey Dudley	2013	343,217	263,977	93,210	78,073	45,246	823,723
Vice President, General Counsel and Corporate Compliance Officer	2012	322,628	216,990	135,176	212,347	47,730	934,871
	2011	295,404	173,977	152,153	188,481	15,054	825,069
Stephen M. Quennoz	2013	309,521	206,487	74,199	24,597	39,962	654,766
Vice President Nuclear and Power Supply/Generation	2012	299,535	199,478	131,342	168,891	41,291	840,537
	2011	282,945	151,244	145,884	159,236	12,852	752,161

(1)	Amounts in the Salary column include base salary earned and, where applicable, the value of paid time off deferred under the company's 2005 Management Deferred Compensation Plan (“2005 MDCP”).

(2)
Amounts in the Stock Awards column constitute the aggregate grant date fair value of awards of restricted stock units with performance-based vesting conditions (“performance RSUs”), computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718, Compensation - Stock Compensation, excluding the effect of estimated forfeitures. These amounts reflect the grant date fair value, in each case valued using the closing market price of the company's common stock on the New York Stock Exchange on the grant date, and may not correspond to the actual value that will be realized. The grant date fair values of the performance RSUs assume performance at target levels, which would allow the vesting of 100% of the RSUs awarded. If the maximum number of shares issuable under the performance RSUs had been used in this calculation in lieu of the target number of shares, the amounts in the table for fiscal 2013 would have been $1,613,215 for Mr. Piro, $365,994 for Mr. Lobdell, $566,999 for Ms. Pope, $395,981 for Mr. Dudley, and $309,746 for Mr. Quennoz. The 2013 awards are discussed in greater detail below in the section entitled “—2013 Grants of Plan-Based Awards.”

(3)
Amounts in the Non-Equity Incentive Plan Compensation column represent cash awards under the company's 2008 Annual Cash Incentive Master Plan for Executive Officers (“Annual Cash Incentive Plan”). The terms of the 2013 awards are discussed below in the section entitled “—2013 Grants of Plan-Based Awards.”

(4)
Amounts in this column include the increase or decrease in the actuarial present value of the named executive officers' accumulated benefits under the Pension Plan and above-market interest in the 2005 MDCP. Also included are increases or decreases in deferred compensation account balances arising from the Pension Plan benefit restoration feature of the 2005 MDCP. This feature is explained below in the section entitled “—2013 Pension Benefits—Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.” These amounts for 2013 are shown below:

Name	Plan	Increase or Decrease in Actuarial Present Value
James J. Piro	Pension Plan	$42,026
	2005 MDCP	—
James F. Lobdell	Pension Plan	25,143
	2005 MDCP	38
Maria M. Pope	Pension Plan	18,110
	2005 MDCP	—
J. Jeffrey Dudley	Pension Plan	47,449
	2005 MDCP	30,624
Stephen M. Quennoz	Pension Plan	44,126
	2005 MDCP	(19,529)
Values for the Pension Plan assume a retirement age of 65. See “Note 10—Employee Benefits” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2013 for an explanation of additional assumptions made in calculating the increase in the value of benefits under the Pension Plan.
The balance of the amounts in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflects above-market interest (defined as above 120% of the long-term Applicable Federal Rate) earned on balances under the 2005 MDCP and the Management Deferred Compensation Plan adopted in 1986 (”1986 MDCP”).

(5)
The figures in this column for 2013 include company contributions under the 2005 MDCP, the value of dividend equivalent rights earned under the 2006 Stock Incentive Plan, and the following company contributions to the 401(k) Plan:

Name	Amount
James J. Piro	$15,300
James F. Lobdell	15,300
Maria M. Pope	9,451
J. Jeffrey Dudley	12,600
Stephen M. Quennoz	12,391

2013 Grants of Plan-Based Awards

The following table shows information regarding plan-based awards made to the named executive officers in 2013.
2013 Grants of Plan-Based Awards

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Grant Date Fair Value of Stock Awards (3)
Name	Grant Date	Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)
James J. Piro	2/19/2013	$317,668	$587,685	$900,079
	3/5/2013				17,753	35,506	53,259	$1,075,477

James F. Lobdell	2/19/2013	82,581	152,775	233,985
	3/5/2013				4,028	8,055	12,083	243,986

Maria M. Pope	2/19/2013	115,501	204,437	327,261
	3/5/2013				6,240	12,479	18,719	377,989

J. Jeffrey Dudley	2/19/2013	80,771	149,426	228,857
	3/5/2013				4,358	8,715	13,073	263,977

Stephen M. Quennoz	2/19/2013	72,887	134,841	206,519
	3/5/2013				3,409	6,817	10,226	206,487

(1)
These columns show the range of potential payouts for cash incentive awards made in 2013 under the Annual Cash Incentive Plan. The amounts shown in the Threshold column are the payouts when threshold performance is achieved, which are 50% of base awards for each executive. The amounts in the Target column reflect payouts at target level of performance, which are 92.5% of the base awards for Mr. Piro, Mr. Lobdell, Mr. Dudley and Mr. Quennoz and 88.5% of the base award for Ms. Pope. The amounts shown in the Maximum column reflect maximum payouts, which are 141.7% of the base awards. Additional details regarding these awards are provided below under the heading “Non-Equity Incentive Plan Awards.”

(2)
These columns show the estimated range of potential payouts for awards of performance RSUs made in 2013 under the 2006 Stock Incentive Plan. The amounts shown in the Threshold column reflect the minimum number of RSUs that could vest, which is 50% of the target amount shown in the Target column. The number of RSUs shown in the Maximum column is equal to 150% of the target amount. Additional details regarding these awards are provided below under the heading “—Equity Incentive Plan Awards.”

(3)
The grant date fair values for the performance RSUs assume performance at target levels and a stock price of $30.29 (the closing price of the company’s common stock on March 5, 2013, the date of the grant). The grant date fair values of the performance RSUs assume that the executive will continue to be employed by the company throughout the performance period. See the section below entitled “—Equity Incentive Plan Awards” for additional details.

Non-Equity Incentive Plan Awards
The figures in the columns under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” show the range of potential payouts for 2013 awards under the Annual Cash Incentive Plan. Actual payouts were determined by the Compensation and Human Resources Committee on February 18, 2014 and are disclosed in the 2013 Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.
Details regarding the named executive officers’ base awards and the calculation of the performance percentages are set forth below.
Award Formula. Each officer’s annual cash incentive award for 2013 is calculated by multiplying a “base award” by the sum of two percentages: a “financial performance percentage” and an “operating performance percentage,” in each case multiplied by 50%:
Award = Base Award x ((Financial Performance % x 50%) + (Operating Performance % x 50%))

The financial performance percentage is based on the company’s net income for 2013 relative to a net income target and the operating performance percentage is based on the company’s performance relative to a set of operating goals.
The elements of this award formula are described in greater detail below.
Base Awards. Base awards (shown in the table below) were established by multiplying base salary paid in 2013 by the applicable percentage shown below.
 Base Awards

Financial Performance Percentage.
The financial performance percentage was based on 2013 net income relative to a net income target established by the Compensation Committee. Net income of at least 70% of target net income was required to achieve any payout. The table below shows net income required for threshold, target and maximum performance and the associated financial performance percentages.

	Threshold	Target	Maximum
Net Income Goal (as Percentage of Target)	85%	100%	115%
Net Income Goal (Millions)	$125.6	$147.8	$170.0
Financial Performance Percentage	50%	85%	150.0%

Operating Performance Percentage.
The operating performance percentage for each named executive officer was based on results relative to four operating goals: generation plant availability, customer satisfaction, electric service power quality and reliability, and, in the case of Ms. Pope, power cost management. To determine the overall operating performance percentage for a named executive officer, a specified weighting for each goal is multiplied by a payout multiplier determined by performance results for that goal, and the results are summed. Performance results between threshold, target and maximum are interpolated to determine a specific payout multiplier.

The following table describes the operating goals and shows the targets for threshold, target and maximum levels of performance. It also shows the payout multipliers associated with each of these performance levels.

Generation Plant Availability

	Threshold	Target	Maximum
Payout Multiplier	50%	100%	133.33%
Performance Targets	87.25%	90.06%	92.49%

Generation plant availability is measured by the amount of time that a generating plant is able to produce electricity over a certain period (determined by subtracting from total hours in the period all maintenance outage hours, planned outage hours and forced outage hours), divided by the number of hours in the period. To set the threshold, target and maximum performance levels for this goal, we established individual plant goals, which were then weighted to produce overall performance targets. To establish each individual plant goal we subtracted, from the total number of hours in the year, the number of hours of expected outages for that plant for maintenance and other planned activities, plus a performance target for forced outage hours. Maximum performance targets for forced outages were set at a 50% percentage reduction of the industry mean forced outage hours for a peer group of companies, while target and threshold performance levels were set at 3% and 6% less than the maximum, respectively, for each class of generating plant.

Customer Satisfaction

	Threshold	Target	Maximum
Payout Multiplier	50%	100%	133.33%
Performance Targets	78%	80.6%	87.2%

Customer satisfaction is measured by the average of the company’s residential, general business and key customer satisfaction scores, comparable with the weighted average of the following: • 4 quarter rating average of the Market Strategies Study for Residential Customers. • 2 semiannual rating average of the Market Strategies Study for Business Customers. • Annual rating results from the TQS Research, Inc. 2011 National Utility Benchmark Service to Large Key Accounts. These ratings are weighted by the annual revenue from each customer group that produces the annual rating.

Electric Service Power Quality & Reliability

	Threshold	Target	Maximum
Payout Multiplier	50%	100%	133.33%
Performance Targets
SAIDI (weighted 70%)	75	70	65
SAIFI (weighted 15%)	0.8	0.7	0.65
MAIFI (weighted 15%)	2	1.6	1.3

SAIDI is a service reliability index equal to the sum of customer outage durations (in minutes) divided by total number of customers served.
SAIFI is the total number of customer outages divided by total number of customers served.
MAIFI is the total number of customer momentary interruptions divided by total number of customers.

Power Supply Results

	Threshold	Target	Threshold
Payout Multiplier	50%	80%	133.33%
Performance Targets	$8.0 million	$16.0 million	$20.0 million

Power Supply Results is measured by net variable power cost reduction, which is equal to wholesale power and fuel sales less the sum of all variable power costs, including wholesale (physical and financial) power purchases, fuel costs, and other costs that change as power output changes.

The weights assigned to the goals to determine the overall operating goal performance percentage for the named executive officers were as follows:
Operating Goal Weightings for Piro, Lobdell and Dudley
Operating Goal Weightings for Quennoz

Operating Goal Weightings for Pope

All of the awards granted to the executive officers were so-called “162(m) awards,” meaning they are intended to qualify for the exemption for “performance-based compensation” under Internal Revenue Code section 162(m). (See “Tax Considerations” in the Compensation Discussion and Analysis section of this proxy statement for a discussion of section 162(m).) Under the terms of the Annual Cash Incentive Plan, the Compensation Committee is required to adjust for extraordinary, unusual, or non-recurring events in determining performance results for 162(m) awards. Examples of these types of event include: (i) regulatory disallowances, (ii) corporate restructuring, (iii) gains or losses on the disposition of a major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution or settlement of litigation and (vi) the effect of a merger. The committee may also exercise its discretion to adjust 162(m) awards downward under the terms of the plan.
Equity Incentive Plan Awards
The figures in the columns under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” in the 2013 Grants of Plan-Based Awards table represent the range of potential payouts under the 2013 awards of restricted stock units with performance-based vesting conditions (“performance RSUs”). These awards were made pursuant to the company’s 2006 Stock Incentive Plan.
Number of Performance RSUs Granted. The number of performance RSUs granted in 2013 was determined by dividing the amounts shown in the table below by the closing price of the company’s common stock on the grant date:
Performance RSUs
Performance Goals. The number of performance RSUs that will vest depends on company performance relative to the following three goals:

•
Relative Total Shareholder Return. The first goal is total shareholder return (“TSR”) over a three-year performance period relative to the TSR achieved by a comparison group of companies over the same three-year period. The Compensation Committee selected the Edison Electric Institute (EEI) Regulated Index as the peer group for the 2013 performance RSUs. TSR measures the change in a company’s stock price for a given period, plus its dividends (or other earnings paid to investors) over the same period, as a percentage of the beginning stock price. To calculate the value of stock at the beginning and end of the period, we will use the twenty-day average daily closing price of a share of common stock. Relative TSR will be determined by ranking the company and the peer companies from highest to lowest according to their respective TSR. The percentile performance of the company relative to the peer companies will be determined based on this ranking. In the event that (i) a merger, acquisition or business combination of a peer company by or with another entity, or a “going private” transaction involving a peer company, is consummated during the performance period, or has been announced and is pending as of the commencement or close of the performance period; or (ii) a peer company is liquidated during the performance period, that company will be excluded from the calculation of relative TSR for the performance period. In the event a bankruptcy proceeding is commenced during the performance period with respect to a peer company, that company will be treated as having a negative TSR of negative one (-1).

•
ROE. The second goal is the three-year average of accounting return on equity (“ROE”) as a percentage of allowed ROE. “Accounting ROE” is defined as annual net income, as shown on the company’s income statement, divided by the book value of shareholder’s equity, as shown on the balance sheet. “Allowed ROE” is the return on equity that the OPUC permits the company to include in the rates it charges its customers.

•
Regulated Asset Base Growth. The third goal is regulated asset base during the three-year performance period as a percentage of a projected asset base growth target established by the Board of Directors. Asset base comprises the following: Plant In Service, Construction Work in Progress, Plant Held for Future Use, Inventory, Accumulated Depreciation, Accumulated Asset Retirement, Accumulated Asset Retirement Removal Costs, Asset Cost Balancing Cost, Property-Related Deferred Tax, and Deferred Income Tax Credits. Asset Base targets exclude the effects of property related deferred income taxes.

Determination of Awards. At the end of the performance period the Compensation Committee will meet to determine results with respect to the three performance goals. Performance results will be interpolated between threshold, target and maximum payout levels to determine payout percentages for each goal based on the schedule below. Performance results below the threshold level for any goal will result in zero payouts with respect to that goal. These results will then be weighted equally and added to determine the final payout percentage ranging from 0 to 150% of the target number of shares, provided that the Compensation Committee may exercise its discretion to adjust payouts downward, as described below.

Performance Targets and Payout Percentages

	Threshold	Target	Maximum	Weighting	Percentage Earned
	(50% Payout)	(100% Payout)	(150% Payout)
Goals
Relative Total Shareholder Return	30th Percentile of EEI Regulated Index	50th Percentile of EEI Regulated Index	70th Percentile of EEI Regulated Index	33.3%	0 to 50%
Accounting ROE*	75% of Allowed ROE	90% of Allowed ROE	100% of Allowed ROE	33.3%	0 to 50%
Regulated Asset Base Growth**	80% of Targeted Asset Base ($4,220,030)	90% of Targeted Asset Base ($4,747,533)	100% of Targeted Asset Base ($5,275,037)	33.3%	0 to 50%

	Total Percentage of Target Award Earned				0 to 150%

*Accounting ROE as a percent of allowed ROE will be averaged for the 3-year period.
**Actual assets at the end of the 3-year period (December 31, 2015) will be divided by targeted asset base.
These awards were intended to constitute “performance-based compensation” for purposes of Internal Revenue Code section 162(m). Consequently, under the terms of the 2006 Stock Incentive Plan, the Compensation Committee is required to adjust for extraordinary, unusual, or non-recurring events in determining performance results. Examples of these types of event include: (i) regulatory disallowances or other adjustments, (ii) restructuring or restructuring-related charges, (iii) gains or losses on the disposition of a business or major asset, (iv) changes in regulatory, tax or accounting regulations or laws, (v) resolution and/or settlement of litigation and other legal proceedings or (vi) the effect of a merger or acquisition. In the case of 162(m) awards, the committee also has discretion under the plan to adjust awards downward and may exercise its discretion to include the impact of events that decrease performance results.
Dividend Equivalent Rights. Each named executive officer will receive a number of dividend equivalent rights equal to the number of vested performance RSUs. Each dividend equivalent right represents the right to receive an amount equal to dividends paid on the number of shares of common stock equal to the number of the vested performance RSUs, which dividends have a record date between the date of the grant and the end of the performance period. Dividend equivalent rights will be settled in shares of common stock after the related performance RSUs vest. The number of shares payable on the dividend equivalent rights will be calculated using the fair market value (as defined in the 2006 Stock Incentive Plan) of common stock as of the date the committee determines the number of vested performance RSUs.
Service Requirement. Vesting of the performance RSUs and their related dividend equivalent rights generally requires that the officer continue to be employed by the company during the performance period. However, if the officer’s employment is terminated due to retirement, death or disability before the normal vesting under the terms of the grant, a portion of the award will vest at the end of the performance period. See the discussion of this issue in the section below entitled “Termination and Change in Control Benefits.”
Outstanding Equity Awards at 2013 Fiscal Year-End

The following table shows, for each named executive officer, the unvested time-vested RSUs and performance RSUs that were outstanding on December 31, 2013.
Outstanding Equity Awards at 2013 Fiscal Year-End

Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (5)	Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested (6)
James J. Piro	03/05/2013 (1)	—	—	35,506	$1,072,281
	03/05/2012 (2)	—	—	33,373	1,007,865
	03/03/2011 (3)	27,422	828,144	—	—
James F. Lobdell	03/05/2013 (1)	—	—	8,055	243,261
	03/05/2012 (2)	—	—	7,957	240,301
	03/03/2011 (3)	6,636	200,407	—	—
Maria M. Pope	03/05/2013 (1)	—	—	12,479	376,866
	03/05/2012 (2)	—	—	13,641	411,958
	03/03/2011 (3)	12,745	384,899	—	—
J. Jeffrey Dudley	03/05/2013 (1)	—	—	8,715	263,193
	03/05/2012 (2)	—	—	8,810	266,062
	03/03/2011 (3)	7,634	230,547	—	—
Stephen M. Quennoz	03/05/2013 (1)	—	—	6,817	205,873
	03/05/2012 (2)	—	—	8,099	244,590
	03/03/2011 (3)	6,636	200,407	—	—

(1)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2015. The awards will vest in the first quarter of 2016, when the Compensation Committee determines the performance results and whether to make any downward adjustments to payouts under the awards.

(2)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2014. The awards will vest in the first quarter of 2015, when the Compensation Committee determines the performance results and whether to make any downward adjustments to payouts under the awards.

(3)
Amounts in this row relate to performance RSUs with a three-year performance period ending December 31, 2013. The awards vested on February 18, 2014, when the Compensation Committee determined the performance results and whether to make any downward adjustments to payouts under the awards.

(4)	Amounts in this column assume a value of $30.20 per unit (the closing price of the company's common stock on December 31, 2013) and performance percentage of 103.9%.

(5)	Amounts in this column are the number of performance RSUs granted in 2012 and 2013, none of which had vested as of December 31, 2013. The amounts shown assume target level performance.

(6)
Amounts in this column reflect the value of performance RSUs granted in 2012 and 2013, assuming a value of $30.20 per unit (the closing price of the company's common stock on December 31, 2013) and performance at target levels.

Stock Units Vested

The following table shows, for each of the named executive officers, the number and aggregate value of restricted stock units with performance-based vesting conditions and related dividend equivalent rights that vested during 2013.

Name	Number of Shares Acquired on Vesting of Restricted Stock Units (1)	Value Realized on Vesting
James J. Piro	37,674	$1,095,560
James F. Lobdell	8,772	255,090
Maria M. Pope	18,638	541,993
J. Jeffrey Dudley	10,247	297,983
Stephen M. Quennoz	9,197	267,449

2013 Pension Benefits

The following table shows, for each of the named executive officers, the actuarial present value of (i) the officer’s accumulated benefit under the company’s tax-qualified pension plan and (ii) the amounts accrued pursuant to the pension makeup feature of the deferred compensation plans for management (the “1986 MDCP” and the “2005 MDCP”) as of December 31, 2013.
2013 Pension Benefits

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
James J. Piro	Pension Plan	33.6	$1,267,997
	1986 MDCP and 2005 MDCP	33.6	—
James F. Lobdell	Pension Plan	29.2	860,704
	1986 MDCP and 2005 MDCP	29.2	8,926
Maria M. Pope	Pension Plan	5.0	118,765
	2005 MDCP	5.0	—
J. Jeffrey Dudley	Pension Plan	25.4	1,099,962
	1986 MDCP and 2005 MDCP	25.4	112,965
Stephen M. Quennoz	Pension Plan	23.0	976,084
	1986 MDCP and 2005 MDCP	23.0	93,070
Pension Plan
Participants earn benefits under the Pension Plan during each year of employment. Employees are vested in plan benefits after 5 years of service. Normal retirement age under the plan is 65. Early retirement income is available to participants after age 55, but benefits are reduced for each year prior to the normal retirement date. The basic retirement amount is based on Final Average Earnings, defined as the highest consecutive 60 months of earnings (base pay paid, excluding reductions due to income deferrals) during the last 120 months of employment.
The basic retirement benefit under the plan is calculated as follows:
1.2% of Final Average Earnings for each of the first 30 years of service plus
0.5% of Final Average Earnings in excess of Social Security covered compensation plus

0.5% of Final Average Earnings for each year of service in excess of 30 years.
The normal form of payment for a participant who does not have a spouse is a straight life annuity, which makes periodic payments to the participant until his or her death. The normal form of payment if the participant has a spouse is a contingent annuity, which makes full payments for the life of the participant and thereafter 50% of the full payments until the death of the spouse.
Pension plan calculations are based on assumptions that are reviewed annually with the company’s actuaries. The benefit calculation shown in the table above assumes retirement at age 65 (or current age if later), a discount rate of 4.84% and mortality assumptions based on the Generational Annuitant Mortality (RP 2000 with Scale BB projections).
Restoration of Pension Plan Benefits under Management Deferred Compensation Plans
The 1986 MDCP and 2005 MDCP (“MDCP Plans”) provide a benefit to compensate participants for Pension Plan benefits that are lower due to salary deferrals under the MDCP Plans. These deferrals reduce a participant’s “Final Average Earnings” on which Pension Plan benefits are based. The present value of the reduction in Pension Plan benefits due to salary deferrals is calculated as a lump sum upon termination of employment and added to the participant’s deferred compensation plan account balance. The aggregate present value of this benefit is reflected in the 2013 Pension Benefits table above. As annual deferrals increase or decrease, the change in the present value may be positive or negative. Changes in the present value of this benefit are reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.
2013 Nonqualified Deferred Compensation

We offer a select group of management and highly compensated employees an opportunity to defer compensation under the Portland General Electric Company 2005 Management Deferred Compensation Plan (“2005 MDCP”). Before January 1, 2005 (the effective date of the 2005 MDCP), eligible employees were eligible to defer compensation under a plan adopted in 1986 (“1986 MDCP”). The following table shows the named executive officers’ contributions and earnings in 2013 and balances as of December 31, 2013 under these plans. The accompanying narrative describes important provisions of the plans.
2013 Nonqualified Deferred Compensation

Name	Plan	Executive Contributions in 2013(1)	Company Contributions in 2013(2)	Aggregate Earnings in 2013(3)	Aggregate Balance at 12/31/13(4)
James J. Piro	2005 MDCP	$280,044	$3,177	$56,145	$1,292,245
	1986 MDCP	—	—	171,609	2,482,473
James F. Lobdell	2005 MDCP	61,037	542	16,561	375,180
	1986 MDCP	—	—	84,088	1,216,411
Maria M. Pope	2005 MDCP	137,688	3,150	29,015	684,455
	1986 MDCP	—	—	—	—
J. Jeffrey Dudley	2005 MDCP	230,657	3,392	28,750	697,380
	1986 MDCP	—	—	13,852	200,382
Stephen M. Quennoz	2005 MDCP	61,791	1,312	73,942	1,606,003
	1986 MDCP	—	—	312,451	4,519,892

(1)
Amounts in this column include salary and paid-time-off deferrals that are reflected in the “Salary” column, and cash incentive award deferrals that are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
Amounts in this column include a company matching contribution of 3% of annual base salary deferred under the plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.”

(3)	Amounts in this column are included in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” to the extent that the earnings are above-market.

(4)
Amounts in this column are reflected in the Summary Compensation Table under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” only to the extent described in footnotes (1) to (3) above.

Each calendar year participants may defer up to 80% of their base salary and 100% of their cash incentive compensation and canceled paid time off (the excess, as of year-end, of their unused paid time off over 200 hours). The company provides a

3% matching contribution for base salary deferred. The 2005 MDCP and 1986 MDCP also provide for company contributions to compensate participants for lower Pension Plan payments they may receive as a result of participating in the plans. See the section above entitled “—2013 Pension Benefits—Restoration of Pension Plan Benefits under Management Deferred Compensation Plans.”
Amounts deferred under the 2005 MDCP accrue interest that is .5% higher than the annual yield on Moody’s Average Corporate Bond Yield Index. The 1986 MDCP provides interest that is 3.0% higher than the same Moody’s index.
Under the 2005 MDCP, participants begin receiving payment six months after their separation from service. A participant’s account balance during the six-month delay continues to accrue interest. Under both plans, benefits are paid in one of the following forms, as elected by the participant in a payment election form filed each year: (i) a lump-sum payment; (ii) monthly installments in equal payments of principal and interest over a period of up to 180 months; or (iii) monthly installment payments over a period of up to 180 months, consisting of interest only payments for up to 120 months and principal and interest payments of the remaining account balance over the remaining period. If the participant is under 55 years of age upon termination of employment, the restoration of pension benefits payment is made in a lump sum with the first monthly payment.
Termination and Change in Control Benefits

The tables below show the estimated value of payments and other benefits that the named executive officers would be entitled to under the company’s plans and programs upon termination of employment in specified circumstances and following a change in control. The amounts shown assume that the effective date of the termination or change in control is December 31, 2013. Benefits that are generally available to salaried employees or disclosed under “2013 Pension Benefits” and “2013 Nonqualified Deferred Compensation” above, are not shown in the table.
James J. Piro

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$99,299	$—	$—
Severance Pay Plan(2)	—	717,002	—	—	—
Performance RSUs(3)(4)	2,078,455	—	—	1,836,794	2,078,455
Annual Cash Incentive Award(5)	366,588	—	—	—	366,588
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$2,445,043	$725,002	$99,299	$1,836,794	$2,445,043

James F. Lobdell

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$48,656	$—	$—
Severance Pay Plan(2)	—	305,006	—	—	—
Performance RSUs(3)(4)	482,868	—	—	426,575	482,868
Annual Cash Incentive Award(5)	95,299	—	—	—	95,299
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$578,167	$313,006	$48,656	$426,575	$578,167

Maria M. Pope

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$—	$—	$—
Severance Pay Plan(2)	—	420,004	—	—	—
Performance RSUs(3)(4)	857,469	—	—	694,419	857,469
Annual Cash Incentive Award(5)	133,288	—	—	—	133,288
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$990,757	$428,004	$—	$694,419	$990,757
J. Jeffrey Dudley

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$8,015	$—	$—
Severance Pay Plan(2)	—	330,005	—	—	—
Performance RSUs(3)(4)	541,728	—	—	466,681	541,728
Annual Cash Incentive Award(5)	93,210	—	—	—	93,210
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$634,938	$338,005	$8,015	$466,681	$634,938

Stephen M. Quennoz

	Benefits and Payments Upon Termination and Change in Control
Benefit Plan	Retirement	Involuntary Not for Cause Termination	Change in Control	Termination Following Change in Control	Death or Disability
Deferred Compensation Plans(1)	$—	$—	$180,796	$—	$—
Severance Pay Plan(2)	—	295,009	—	—	—
Performance RSUs(3)(4)	472,117	—	—	395,922	472,117
Annual Cash Incentive Award(5)	74,199	—	—	—	74,199
Outplacement Assistance Plan(6)	—	8,000	—	—	—
Total	$546,316	$303,009	$180,796	$395,922	$546,316

(1)
In the event of a Change of Control, as defined in the Management Deferred Compensation Plan adopted in 1986 ("1986 MDCP"), participants are eligible to take an accelerated distribution of their account balances at a reduced forfeiture rate. See the section below entitled “Management Deferred Compensation Plans - Effect of Change in Control” for additional information. The amount shown in the Change in Control column is the amount by which the forfeiture would be reduced, assuming that a change in control occurred on December 31, 2013 and the officer elected to take an early distribution of his or her 1986 MDCP account balance as of that date. Ms. Pope does not have an account balance under the 1986 MDCP.

(2)	The amounts shown in the Involuntary Not for Cause Termination column assume 12 months of pay at 2013 salary levels for all named executive officers.

(3)
Amounts in this row under the headings “Retirement” and “Death or Disability” constitute the value of performance RSUs granted under the 2006 Stock Incentive Plan that would vest, assuming performance at 107.7% for the 2013 grants, 105.9% of target performance for the 2012 grants, and 103.9% of target performance for the 2011 grants. The values reflect the closing price of the company’s common stock as of December 31, 2013 ($30.20).

(4)
The amount in this row under the heading “Termination Following Change in Control” shows the value of the performance RSUs granted under the 2006 Stock Incentive Plan in 2012 and 2013. These grants included provisions for accelerated vesting in the event of a termination following a Change in Control, as more fully described in the narrative below. The value shown reflects the closing price of the company's common stock as of December 31, 2013 ($30.20).

(5)	Under the company's Annual Cash Incentive Plan, participants are entitled to a pro-rata share of their awards based on the number of months and days that they were employed during the plan year.

(6)
Amounts in this row are the estimated value of outplacement assistance consulting services received, assuming that the executive is granted six months of outplacement assistance, at a value of $5,000 for the first three months and $3,000 for an additional three months.

A. Management Deferred Compensation Plan - Effect of Change in Control
The 1986 MDCP allows participants to elect an accelerated distribution of all or a portion of their accounts, which results in a forfeiture of a portion of the distributed amounts. Following a Change of Control, as defined in the plan, only 6% of the distribution is forfeited, rather than the 10% forfeiture normally provided for under the plan. “Change of Control” is defined in the 1986 MDCP as an occurrence in which: (1) a person or entity becomes the beneficial owner of securities representing 30% or more of the voting power of the company’s outstanding voting securities, or (2) during any period of two consecutive years, individuals who at the beginning of the period constituted the board, and any new director whose election by the board or nomination for election by the company’s stockholders was approved by at least two-thirds of the directors in office who either were directors as of the beginning of the period or whose election or nomination was previously so approved, cease to constitute at least a majority of the board.
B. Executive Severance Plan
Under the Severance Pay Plan for Executive Employees, executives are eligible for severance pay in the event of a corporate, departmental, or work group reorganization or similar business circumstances resulting in an involuntary termination or a voluntary termination in response to a change in job duties. Severance benefits are determined based on years of service and are paid in a lump sum 60 days following separation from service, except in the case of “key employees,” as defined in the plan, who are subject to a six-month delay before they may receive payments under the plan. The following table shows the amount of the severance benefits:

Years of Service	Severance Benefit
Up to 2 years of service	13 weeks of base pay
2 years of service, but less than 3 years	26 weeks of base pay
3 years of service, but less than 4 years	39 weeks of base pay
4 or more years of service	52 weeks of base pay

C. Annual Cash Incentive Plan
Under the terms of the company’s Annual Cash Incentive Plan, if a participant’s employment terminates due to the participant’s death or retirement, the company will pay an award to the participant or the participant’s estate when awards are payable generally to other participants under the plan. The amount of the award will be prorated to reflect the number of full and partial months during the year in which the participant was employed. For the purposes of this provision, “retirement” means a participant’s termination of employment after meeting the requirements for retirement under the company’s pension plan (currently age 55 with five years of service).
D. 2006 Stock Incentive Plan
Compensation and Human Resources Committee Discretion in Event of Change in Control. Under the terms of the 2006 Stock Incentive Plan, in the event of a Change in Control (defined below) or a significant change in the business condition or strategy of the company, the Compensation and Human Resources Committee may decide to accelerate distribution of stock awards, provide payment to the participant of cash or other property equal to the fair market value of the award, adjust the terms of the award, cause the award to be assumed, or make other adjustments to awards as the committee considers equitable to the participant and also in the best interest of the company and its shareholders.
Change in Control Provisions in 2012 and 2013 Performance RSU Awards. Under the terms of the awards of performance-based restricted stock units (”performance RSUs”) made to the company’s executive officers in 2012 and 2013, a number of such performance RSUs will vest automatically if, within two years following a Change in Control (defined below): (i) the grantee’s employment is terminated by the company for any reason other than Cause (defined below), or (ii) the grantee voluntarily terminates employment within 90 days after there is (a) a material adverse change in the nature of the grantee’s duties or responsibilities from those in effect immediately prior to the Change in Control (provided that merely ceasing to be an officer of a public company does not, by itself, constitute a material adverse change for purposes of this provision), (b) a material reduction in the grantee’s base compensation or incentive compensation opportunities, or (c) a mandatory relocation of grantee’s principal place of work in excess of 50 miles. For purposes of this provision, “Cause” is characterized as conduct involving one or more of the following: (i) the substantial and continuing failure to perform substantially all of the grantee’s duties to the company (other than a failure resulting from incapacity due to physical or mental illness); (ii) a violation of a company policy, which violation could reasonably be expected to result in termination; (iii) dishonesty, gross negligence, or breach of fiduciary duty; (iv) the commission of fraud or embezzlement, as found by a court of competent jurisdiction; (v) conviction of a felony; or (vi) a material breach of the terms of an agreement with the company.
To determine the number of performance RSUs that would vest in the event of any such termination, the committee is required to use a performance percentage calculated in accordance with the terms of the awards, but subject to the following principles:

(i)
For the return on equity performance goal, “accounting ROE” would be assumed to be actual accounting ROE for any fiscal years that ended prior to the termination of employment, and target ROE for any other fiscal years included in the performance period;

(ii)	For the asset base performance goal, regulated asset base for 3-year performance period would be assumed to be at target; and

(iii)	For the relative total shareholder return goal (applicable only to the 2013 awards), target performance results will be assumed for the 3-year performance period.

The number of dividend equivalent rights would be determined in accordance with the terms of the awards, calculated as if the date of termination were the end of the performance period. See “—2013 Grants of Plan Based Awards” for more information about the terms of the 2013 performance RSU awards.
For purposes of all awards made under the 2006 Stock Incentive Plan, a “Change in Control” includes any of the following events:

(i)	A person or entity becomes the beneficial owner of company securities representing more than 30% of the combined voting power of the company’s then outstanding voting securities;

(ii)
During any period of two consecutive years, individuals who at the beginning of such period constitute the members of the Board of Directors and any new director whose election to the Board of Directors or nomination for election to the Board of Directors by the company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

(iii)
The company merges with or consolidates into any other corporation or entity, other than a merger or consolidation which would result in the holders of the voting securities of the company outstanding immediately prior thereto holding immediately thereafter securities representing more than 50% of the combined voting power of the voting securities of the company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv)	The shareholders of the company approve a plan of complete liquidation of the company or an agreement for the sale or disposition by the company of all or substantially all of the company’s assets.
Vesting of Restricted Stock Units. The restricted stock unit award agreements with the named executive officers provide for early vesting of the performance RSUs in the event an officer’s employment is terminated due to the officer’s death, disability or retirement. The number of units that vest is determined by multiplying the performance percentage by the number of performance RSUs originally granted and by the percentage of the performance period that the officer was actively employed. The remaining performance RSUs are forfeited.
E. Outplacement Assistance Plan
The company maintains the Portland General Electric Company Outplacement Assistance Plan to cover the cost of outplacement assistance for certain employees who lose their jobs as a result of corporate, departmental or work group reorganization, including the elimination of a position, or similar business circumstances. Eligible management employees, including officers, are offered the services of an outside outplacement consultant for three to six months, with the exact length of the services determined by the Compensation and Human Resources Committee.

Additional Information

Shareholder Proposals for the 2015 Annual Meeting of Shareholders

We plan to hold our 2015 annual meeting of shareholders on May 6, 2015. If you wish to submit a proposal to be considered for inclusion in our proxy materials for the 2015 annual meeting of shareholders, the proposal must be in proper form as required by Rule 14a-8 under the Securities Exchange Act of 1934, and our Corporate Secretary must receive the proposal by November 28, 2014. In addition, under our bylaws, in order for a proposal outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c) of the Securities Exchange Act of 1934, such proposal must be received at our principal executive offices by January 7, 2015. After November 28, 2014, and up to January 7, 2015, a shareholder may submit a proposal to be presented at the annual meeting, but it will not be included in our proxy statement or form of proxy relating to the 2015 annual meeting.
Shareholder proposals should be addressed to Portland General Electric Company, Attention: Corporate Secretary at 121 SW Salmon Street, 1WTC1301, Portland, Oregon 97204. We recommend that shareholders submitting proposals use certified mail, return receipt requested, in order to provide proof of timely receipt. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including the rules established by the Securities and Exchange Commission.
Communications with the Board of Directors

Shareholders and other interested parties may submit written communications to members of the Board of Directors (including the Chairman), board committees, or the non-management directors as a group. Communications may include the reporting of concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters. Communications should be in writing and addressed to the Board of Directors, or any individual director or group or committee of directors by either name or title, and should be sent in care of:
Portland General Electric Company
Attention: Corporate Secretary
121 SW Salmon Street, 1WTC1301
Portland, Oregon 97204

All appropriate communications received from shareholders and other interested parties will be forwarded to the Board of Directors, or the specified director, board committee or group of directors, as appropriate.

VOTE BY INTERNET - www.proxyvote.com
PORTLAND GENERAL ELECTRIC COMPANY ATTN: WILLIAM VALACH 121 SW SALMON STREET 1WTC0509 PORTLAND, OR 97204
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: M31772-P05687	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PORTLAND GENERAL ELECTRIC COMPANY
Vote on Directors		For All	Withhold All	For All Except		Vote On Proposals

The Board of Directors recommends a vote “FOR” all director nominees:		☐	☐	☐		The Board of Directors recommends a vote “FOR” the following proposals:	For	Against	Abstain
1	Election of Directors				2	To approve, by a non-binding vote, the compensation of named executive officers.	☐	☐	☐
Nominees:
	01) John W. Ballantine	07) Kathryn J. Jackson					For	Against	Abstain
	02) Rodney L. Brown, Jr.	08) Neil J. Nelson			3	To approve an amendment to the Company’s articles of incorporation to implement majority voting in uncontested director elections;	☐	☐	☐
	03) Jack E. Davis	09) M. Lee Pelton
	04) David A. Dietzler	10) James J. Piro
	05) Kirby A. Dyess	11) Charles W. Shivery					For	Against	Abstain
	06) Mark B. Ganz				4	To ratify the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		Yes	No
		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com or
www.portlandgeneral.com.

PORTLAND GENERAL ELECTRIC COMPANY
Annual Meeting of Shareholders
May 7, 2014 10:00 a.m. local time
This proxy is solicited on behalf of the Board of Directors

The Portland General Electric Company 2014 Annual Meeting of Shareholders will be held on Wednesday, May 7, 2014, at 10:00 a.m. local time, at the Conference Center Auditorium located at Two World Trade Center, 25 SW Salmon Street, Portland, OR 97204.

The undersigned, having received the Notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Jack E. Davis, James J. Piro, James F. Lobdell, and J. Jeffrey Dudley, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote all the shares of Common Stock of Portland General Electric Company held of record by the undersigned on March 3, 2014 at the Annual Meeting of Shareholders scheduled to be held on May 7, 2014, or at any adjournment or postponement thereof, on all matters coming before said meeting. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” all director nominees, “FOR” approval of the compensation of named executive officers, “FOR” approval of the amendment to the Company’s articles of incorporation to implement majority voting in uncontested director elections, and “FOR” ratification of the appointment of Deloitte & Touche LLP, as the Company’s independent registered public accounting firm for fiscal year 2014, and in the discretion of the proxies with respect to such other business as may properly come before the meeting and at any adjournment or postponements thereof.

Your Vote is Important

To vote through the Internet or by telephone, see instructions on reverse side of this card. To vote by mail, sign, and date this card on the reverse side and mail promptly in the postage-paid envelope.

Address Changes/Comments:

(If you noted any address changes/comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side